Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT dated as of March 24, 2023 (this “Amendment”), to the Credit Agreement dated as of December 23, 2021 (as in effect prior to giving effect to this Amendment, the “Existing Credit Agreement”), among FATHOM GUARANTOR, LLC, a Delaware limited liability company, FATHOM MANUFACTURING, LLC, a Delaware limited liability company (the “Borrower”), the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have extended credit to the Borrower pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower hereby requests that the Lenders waive, and the Required Lenders are willing to waive, subject to the terms and conditions set forth herein and in the Amended Credit Agreement (as defined below), any Default or Event of Default that may have occurred under the Existing Credit Agreement and prior to the effectiveness of this Amendment due to the Net Leverage Ratio as of the last day of the fiscal quarter of Holdings ended on December 31, 2022 being in excess of the maximum Net Leverage Ratio permitted under Section 6.11 of the Existing Credit Agreement as of the last day of such fiscal quarter of Holdings (the “Waived Default”); and

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders constituting the Required Lenders have agreed, to make certain amendments to the Existing Credit Agreement (the Existing Credit Agreement, as so amended, is referred to as the “Amended Credit Agreement”; the Existing Credit Agreement and the Amended Credit Agreement are sometimes collectively referred to as the “Credit Agreement”), subject to the terms and conditions set forth herein and in the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.
Defined Terms. Capitalized terms used and not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Amended Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment, mutatis mutandis.
SECTION 2.
Waiver. In reliance upon the representations and warranties set in Section 4 hereof, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 hereof, as of the Second Amendment Effective Date (as defined below), each Lender party hereto hereby irrevocably and forever waives the Waived Default, including all rights and remedies of each Lender under the Credit Agreement and the other Loan Documents with respect to the Waived Default, with such waiver having

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retroactive effect to the date on which the applicable Default or Event of Default occurred or may have occurred.
SECTION 3.
Amendments to the Existing Credit Agreement. Effective as of the Second Amendment Effective Date:
(a)
The Existing Credit Agreement (excluding, except as set forth below, the Schedules and Exhibits thereto, each of which shall, except as set forth below, remain as in effect immediately prior to the Second Amendment Effective Date) is hereby amended by deleting the red or green stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and adding the blue or green single-underlined text (indicated textually in the same manner as the following example: single-underlined text or single-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex I hereto.
(b)
Exhibit I to the Existing Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit I hereto.
SECTION 4.
Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the other parties hereto that:
(a)
This Amendment has been duly executed and delivered by each of the Loan Parties and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, examinership, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
(b)
On and as of the Second Amendment Effective Date and after giving effect hereto, (i) the representations and warranties of each Loan Party set forth in the Amended Credit Agreement and the other Loan Documents to which it is a party are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualifier), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.
SECTION 5.
Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which on which each of the following conditions is satisfied:

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(a)
Amendment. The Administrative Agent shall have executed a counterpart of this Amendment, and the Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, each other Loan Party and the Required Lenders a counterpart of this Amendment signed on behalf of such party (which, subject to Section 9.13(b) of the Credit Agreement, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of this Amendment).
(b)
Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of the Second Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying that the representations and warranties contained in Section 4 hereof are true and correct.
(c)
Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date under the Loan Documents or as separately agreed in writing by Holdings, the Borrower and the Administrative Agent, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower thereunder.

The Administrative Agent shall promptly notify Holdings, the Borrower and the Lenders of the Second Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 6.
Reaffirmation by the Loan Parties. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants Liens or security interests in its property or acts as a borrower or guarantor, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Loan Party granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for, or guaranteed, any Secured Obligations under the Loan Documents, ratifies and reaffirms such grant of Liens and security interests and such guarantee and confirms and agrees that such Lien and security interests hereafter secure and such guarantee hereafter guarantees such Secured Obligations as amended hereby. Each Loan Party hereby acknowledges that each of the Loan Documents to which it is a party remains in full force and effect and is hereby ratified and reaffirmed.
SECTION 7.
Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any Lender or Issuing Bank under the Credit Agreement or any other Loan Document, and except as expressly set forth herein, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan

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Documents, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party on any other occasion to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)
On and after the Second Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, as used in the Existing Credit Agreement, shall refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in any other Loan Document, shall mean the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 8.
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 9.
Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 10.
Incorporation by Reference. Sections 9.11, 9.12, 9.13(b), 9.14 and 9.15 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

FATHOM GUARANTOR, LLC

FATHOM MANUFACTURING, LLC

CENTEX MACHINE AND WELDING LLC

INCODEMA BUYER LLC

INCODEMA HOLDINGS LLC

LASER MANUFACTURING, LLC

ICO MOLD, LLC

KEMEERA LLC

MIDWEST COMPOSITE TECHNOLOGIES, LLC

MCT GROUP HOLDINGS, LLC

MCT REAL ESTATE, LLC

SUMMIT PLASTICS, LLC

SUMMIT TOOLING, LLC

DAHLQUIST MACHINE, LLC

INCODEMA, LLC

MAJESTIC METALS, LLC

NEWCHEM, LLC

PRECISION PROCESS LLC

SURESHOT PRECISION, LLC

By:/s/ Ryan Martin

Name:Ryan Martin Title: Chief Executive Officer and President

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JPMORGAN CHASE BANK, N.A., as the Administrative Agent and as a Lender,

By: /s/ Sally Weiland

Name: Sally Weiland Title:Authorized Officer

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CIBC BANK USA, as a Lender,

By: /s/ Peter B. Campbell

Name:Peter B. Campbell Title:Managing Director

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BMO HARRIS BANK, NA, as a Lender,

By: /s/ Anthony W Bartell

Name:Anthony W Bartell Title:SVP & Director

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STIFEL BANK & TRUST, as a Lender,

By: /s/ Daniel P. McDonald

Name:Daniel P. McDonald Title:Vice President

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ANNEX I

[See attached.]

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EXHIBIT I

[See attached.]

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ANNEX I

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

CREDIT AGREEMENT

dated as of December 23, 2021,

among

FATHOM GUARANTOR, LLC,

FATHOM MANUFACTURING, LLC,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger,

and

CIBC BANK USA,
as Documentation Agent

[CS&M Ref. No. 6702-355]

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ANNEX I

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

TABLE OF CONTENTS

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Exhibits and Schedules

Exhibit A Form of Assignment and Acceptance

Exhibit B-1 Form of Borrowing Request

Exhibit B-2 Form of Swingline Borrowing Request

Exhibit C Form of Collateral Agreement

Exhibit D Form of Interest Election Request

Exhibit E-1 Form of Revolving Note

Exhibit E-2 Form of Term Note

Exhibit F-1 Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)

Exhibit F-2 Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)

Exhibit F-3 Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)

Exhibit F-4 Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

Exhibit G List of Closing Documents

Exhibit H Form of Effective Date Solvency Certificate

Exhibit I Form of Compliance Certificate

Schedule 1.01 Certain Subsidiaries

Schedule 2.01 Commitments

Schedule 3.01 Organization and Good Standing

Schedule 3.12 Taxes

Schedule 3.15 Environmental Matters

Schedule 3.22 Capitalization; Subsidiaries

Schedule 5.12 Post-Closing Matters

Schedule 6.01 Indebtedness

Schedule 6.02 Liens

Schedule 6.04 Investments

Schedule 6.07 Transactions with Affiliates

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CREDIT AGREEMENT

CREDIT AGREEMENT dated as of December 23, 2021 (this “Agreement”), among FATHOM GUARANTOR, LLC, a Delaware limited liability company, FATHOM MANUFACTURING, LLC, a Delaware limited liability company, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A. as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acquisition-Related Incremental Term Loans” shall have the meaning assigned to such term in Section 2.20.

“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10% per annum; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” shall mean, with respect to any Term SOFR Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10% per annum; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” shall mean JPMorgan (including any of its designated branch offices and affiliates), in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

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“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” shall have the meaning assigned to such term in Section 9.05(d).

“Agreed Security Principles” shall mean any grant of a Lien or provision of a guarantee by any Person that could:

(a) result in any breach of corporate benefit, financial assistance, capital preservation, fraudulent preference, thin capitalization rules, retention of title claims or any other law or regulation (or analogous restriction) of the jurisdiction of organization of such Person;

(b) result in any risk to the officers of such Person of contravention of their fiduciary duties and/or of civil or criminal liability;

(c) result in costs (tax, administrative or otherwise) that are materially disproportionate to the benefit obtained by the beneficiaries of such Lien and/or guarantee;

(d) result in a breach of a material agreement to the extent such agreement (i) is binding on such Person, (ii) may not be amended or otherwise modified using commercially reasonable efforts to avoid such breach and (iii) exists on the Effective Date or, if later, on the date on which such Person becomes a Subsidiary (so long as such agreement is not entered into in contemplation of such Person becoming a Subsidiary); or

(e) result in a Lien being granted over assets, the acquisition of which was financed from a subsidy or payments, the terms of which prohibit any assets acquired with such subsidy or payment being used as collateral.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% per annum. For purposes of clause (c) above, the Adjusted Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding anything to the contrary in this

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definition, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1% per annum, such rate shall be deemed to be 1% per annum for purposes of this Agreement.

“Ancillary Document” shall have the meaning assigned to such term in Section 9.13(b).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Holdings, the Borrower or their respective Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” shall mean, for any day with respect to any Term SOFR Loan or, if applicable pursuant to Section 2.14, any Daily Simple SOFR Loan, that is a Revolving Facility Loan or Term Loan and any ABR Loan that is a Revolving Facility Loan or Term Loan, and with respect to the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term SOFR/Daily Simple SOFR Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Net Leverage Ratio applicable on such date:

Level	Net Leverage Ratio	Term SOFR/Daily Simple SOFR Spread	ABR Spread	Commitment Fee Rate
I	≥ 4.50 to 1.00	4.00%	3.00%	0.50%
II	≥ 4.00 to 1.00 but < 4.50 to 1.00	3.75%	2.75%	0.50%
III	≥ 3.25 to 1.00 but < 4.00 to 1.00	3.50%	2.50%	0.50%
IV	≥ 2.75 to 1.00 but < 3.25 to 1.00	3.00%	2.00%	0.40%
V	≥ 2.25 to 1.00 but < 2.75 to 1.00	2.75%	1.75%	0.35%
VI	≥ 1.75 to 1.00 but < 2.25 to 1.00	2.50%	1.50%	0.30%
VII	< 1.75 to 1.00	2.25%	1.25%	0.25%

For purposes of the foregoing, (a) the Net Leverage Ratio shall be determined as of the last day of each fiscal quarter of Holdings’ fiscal year based upon the consolidated financial information of Holdings and its Subsidiaries delivered pursuant to Section 5.04(a) or 5.04(b) and the related Certificate of Compliance delivered by the Borrower pursuant to Section 5.04(c) and (b) each change in the Applicable Margin resulting from a change in the Net Leverage Ratio shall be effective on the first Business Day after the date

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of delivery to the Administrative Agent of such consolidated financial information and the related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that until the Administrative Agent’s receipt of the consolidated financial information of Holdings and its Subsidiaries delivered pursuant to Section 5.04(b) and the related Certificate of Compliance delivered by the Borrower pursuant to Section 5.04(c) for the later of (i) the first fiscal quarter of Holdings ending after Effective Date and (ii) March 31, 2022, the Net Leverage Ratio shall be deemed to be (A) in Level IV or (B) if the Net Leverage Ratio as of the Effective Date, calculated on a Pro Forma Basis after giving effect to the Transactions contemplated to occur on or prior to the Effective Date, is greater than or equal to 3.25:1.00, in Level III; provided further that the Net Leverage Ratio shall be deemed to be in Level I at the option of the Administrative Agent or the Required Lenders, at any time during which the Borrower fails to deliver the consolidated financial information required to be delivered pursuant to Section 5.04(a) or 5.04(b) or the related Compliance Certificate required to be delivered pursuant to Section 5.04(c), in each case within five (5) days of when required to be delivered hereunder, during the period from the expiration of the time for delivery thereof until such consolidated financial information and Compliance Certificate are delivered; provided further that the Net Leverage Ratio shall be deemed to be in Level I at all times commencing with, and including, the Second Amendment Effective Date until, but excluding, the first Business Day after the date of delivery to the Administrative Agent of the consolidated financial information of Holdings and its Subsidiaries delivered pursuant to Section 5.04(a) and the related Certificate of Compliance delivered by the Borrower pursuant to Section 5.04(c), in each case for the fiscal year of Holdings ending on December 31, 2023.

If at any time the Administrative Agent determines that the financial statements upon which the Applicable Margin was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in any certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period than the Applicable Margin applied for such period, the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements, certification or other information had been accurate and/or computed correctly at the time they were delivered.

“Applicable Parties” shall have the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” shall mean, with respect to any Lender, (a) with respect to Revolving Facility Loans, Revolving L/C Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Facility Commitment and the denominator of which is the aggregate Revolving Facility Commitments of all Revolving Facility Lenders (if the Revolving Facility Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments) and (b) with respect to the Term Loans, (i) at any time prior to advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders and (ii) at any time after advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders; provided that, in the case of each of the foregoing clauses (a) and (b), in the case of Section 2.23 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Facility Commitment and/or Term Loan Commitment, as applicable, shall be disregarded in the calculation.

“Approved Electronic Platform” shall have the meaning assigned to such term in Section 8.03(a).

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“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Arranger” shall mean JPMorgan, in its capacity as sole bookrunner and sole lead arranger hereunder.

“Assignment and Acceptance” shall mean an assignment and acceptance agreement entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required by such assignment and acceptance), in the form of Exhibit A or such other form (including electronic records generated by the use of an electronic platform) as shall be approved by the Administrative Agent.

“Available Amount” shall mean, at any time (the “Reference Date”), an amount equal to:

(a) the sum of:

(i) the greater of (x) U.S.$7,500,000 and (y) 17.5% of EBITDA as of the last day of the most recently ended Test Period on or prior to such Reference Date; plus

(ii) an amount equal to the CNI Growth Amount as of such Reference Date; plus

(iii) the Net Cash Proceeds of Equity Interests not constituting Disqualified Equity Interests received by Holdings after the Effective Date that are contributed to the Borrower on or prior to such Reference Date, excluding any Specified Cure Contributions; plus

(iv) to the extent not already included in the calculation of EBITDA, any returns in cash on Investments made utilizing the Available Amount, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Borrower and the Subsidiaries in respect of such disposition, provided that, for purposes of this clause (iv), the amount of returns on any such Investment shall not exceed the original amount of such Investment; plus

(v) Retained Declined Prepayments; plus

(vi) Net Cash Proceeds initially received by the Borrower from the issuance of Indebtedness or Disqualified Equity Interests of the Borrower after the Effective Date which have been exchanged or converted into Equity Interests of Holdings (or a parent company thereof) that are not Disqualified Equity Interests (other than any such Net Cash Proceeds to the extent such proceeds are utilized for an Investment permitted hereunder, a Restricted Payment permitted hereunder or a Restricted Debt Payment permitted hereunder); minus

(b) the aggregate amount of all Investments, Restricted Payments and Restricted Debt Payments made utilizing the Available Amount, in each case, from and after the Effective Date and prior to the Reference Date.

“Available Amount Conditions” shall mean, immediately before and after giving effect to the applicable Available Amount Transaction, (a) no Event of Default shall be continuing and (b) other than the use of the Available Amount received under clause (a)(iii) of the definition of Available Amount, (i) with respect to any Investment, the Net Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recently ended Test Period, does not exceed 3.00 to 1.00, or (ii) with respect to any Restricted Payment

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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or Restricted Debt Payment, the Net Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recently ended Test Period, does not exceed 2.75 to 1.00.

“Available Amount Transaction” shall mean an Investment pursuant to Section 6.04(j), a Restricted Payment pursuant to Section 6.06(f) and/or a Restricted Debt Payment pursuant to Section 6.15(d), in each case made in reliance on the Available Amount.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of the term “Interest Period” pursuant to Section 2.14(b)(iv).

“Available Unused Commitment” shall mean, with respect to a Lender, at any time of determination, an amount equal to the sum of such Lender’s Available Unused Revolving Commitment and Available Unused Term Loan Commitment.

“Available Unused Revolving Commitment” shall mean, with respect to a Revolving Facility Lender, at any time of determination, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Available Unused Term Loan Commitment” shall mean, with respect to a Term Lender, at any time of determination, an amount equal to the amount by which (a) the Term Loan Commitment of such Term Lender at such time exceeds (b) the outstanding Term Loans of such Term Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” shall mean each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender and/or any of their Affiliates and/or any Person that at the time of entering into any agreement in respect of such bank services was a Lender or an Affiliate of a Lender: (a) credit cards for commercial customers (including commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Agreement” shall mean any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

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“Banking Services Obligations” shall mean any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” shall mean, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, as applicable, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i).

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the Adjusted Daily Simple SOFR; and

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time in the United States.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of the term “Alternate Base Rate,” the definition of the term “Business Day,” the definition of the term “Interest Period,” the definition of the term “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of the term “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of the term “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

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(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or managing member of such Person, (iii) in the case of any partnership, the general partners of such partnership (or the board of directors of the general partner of such Person, if any) and (iv) in any case, the functional equivalent of the foregoing.

“Bona Fide Lending Affiliate” shall mean any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that, as reasonably determined by the Borrower or the Sponsor in consultation with the Administrative Agent, is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and similar extensions of credit in the ordinary course of business; provided that Bona Fide Lending Affiliates shall not include any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that engages in (A) the acquisition or trading of distressed debt (other than the disposal of distressed debt that was not distressed when acquired (or loaned) by that Person) or (B) investment strategies that include the purchase of loans, other debt securities or equity securities with the intention of owning the equity or gaining control of a business (directly or indirectly).

“Borrower” shall mean Fathom Manufacturing, LLC, a Delaware limited liability company.

“Borrowing” shall mean (a) Revolving Facility Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Minimum” shall mean (a) in the case of any Borrowing other than a Swingline Borrowing, U.S.$500,000 and (b) in the case of a Swingline Borrowing, U.S.$250,000.

“Borrowing Multiple” shall mean (a) in the case of any Borrowing other than a Swingline Borrowing, U.S.$500,000 and (b) in the case of a Swingline Borrowing, U.S.$250,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B-1 or any other form approved by the Administrative Agent.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Daily Simple SOFR Loan or a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Daily Simple SOFR Loans or Term SOFR Loans, or any other dealings in respect of such Loans referencing the Adjusted Daily Simple SOFR or the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Loan Parties prepared in accordance with GAAP but excluding in each case (a) any such expenditure made in accordance with the terms of this Agreement (i) to restore, replace or rebuild property to the condition of such property immediately prior to any damage,

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loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) with the proceeds of the sale or other disposition of any assets, equity proceeds, insurance proceeds or Indebtedness (other than Revolving Facility Loans) or (iii) as the purchase price of any Permitted Business Acquisition or any investment in Equity Interests permitted by Section 6.04, and (b) any such expenditure to the extent resulting from the trade-in of equipment or other assets.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Change in Control” shall mean the earlier to occur of:

(a) (i) Holdings at any time ceasing to directly own and control 100% of the Equity Interests of the Borrower or (ii) Ultimate Parent at any time ceasing, directly or indirectly through its wholly-owned subsidiaries, to be the sole managing member of, and to Control, Holdings; and

(b) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d3 and 13d5 under the Exchange Act), directly or indirectly, of Equity Interests of Ultimate Parent representing more than 30% of the outstanding voting Equity Interests of Ultimate Parent on a fully diluted basis, or (ii) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Ultimate Parent by Persons who were not (x) directors of Ultimate Parent on the date of this Agreement or nominated, appointed or approved for consideration by shareholders for election by the Board of Directors of Ultimate Parent or (y) appointed by directors so nominated, appointed or approved.

“Change in Law” shall mean the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued, implemented or promulgated.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Facility Loans, Term Loans or Swingline Loans.

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“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“CNI Growth Amount” shall mean, at any time, an amount determined on a cumulative basis for each fiscal quarter of Holdings (commencing with the first fiscal quarter of Holdings ending after the Effective Date) with respect to which (or with respect to the fiscal year of Holdings that includes such fiscal quarter) financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) equal to (a) 50% of Consolidated Net Income for such fiscal quarter, if Consolidated Net Income for such fiscal quarter is greater than zero, minus (b) in the case of any such fiscal quarter for which Consolidated Net Income is less than zero, 100% of the absolute value of such amount; provided that the CNI Growth Amount shall not be less than zero.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any and all assets of any Loan Party, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit C, among Holdings, the Borrower, each Subsidiary Loan Party and the Administrative Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) on the Effective Date, the Administrative Agent shall have received from Holdings, the Borrower and each Subsidiary Loan Party a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person;

(b) on the Effective Date or within the time period otherwise required by Section 5.12, the Administrative Agent shall have received a pledge over all the issued and outstanding Equity Interests of (i) the Borrower and each Subsidiary Loan Party directly owned on the Effective Date by any Loan Party, and (ii) each other Material Subsidiary directly owned on the Effective Date by any Loan Party, except, with respect to the Equity Interests of any Foreign Subsidiary, to the extent that a pledge of such Equity Interests is not permitted under Section 9.21; and the Administrative Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, within the time period set forth in Section 5.10, the Administrative Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(d) after the Effective Date and within the time period set forth in Section 5.10, all the outstanding Equity Interests directly owned by a Loan Party of any Person that becomes (i) a Subsidiary Loan Party or (ii) a Material Subsidiary after the Effective Date, shall have been pledged pursuant to the Collateral Agreement, as applicable to the extent permitted under Section 9.21, and the Administrative Agent shall have received all certificates or other instruments (if any)

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representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise received a pledge over such Equity Interests;

(e) on the Effective Date or within the time period otherwise required by Section 5.10 or 5.12, as applicable, all Indebtedness of Holdings, the Borrower and each Subsidiary having an aggregate principal amount in excess of U.S.$1,000,000 (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(f) all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g) within the time period required by Section 5.10 or 5.12, as applicable, with respect to each Material Real Property, the Administrative Agent shall have received (i) counterparts of a Mortgage duly executed and delivered by the applicable Loan Party, (ii) if reasonably requested by the Administrative Agent, a policy or policies of title insurance in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Property (determined as set forth in the definition of such term) covered thereby) issued by a nationally recognized title insurance company (or a marked-up title insurance commitment having the effect of a title insurance policy) insuring the Lien of each such Mortgage as a valid and subsisting Lien on the Material Real Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction at a commercially reasonable rate (it being understood that the Administrative Agent will accept a zoning report in lieu of a zoning endorsement), (iii) with respect to each Material Real Property located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such Material Real Property) and (iv) if reasonably requested by the Administrative Agent, such customary surveys (which may be aerial surveys (e.g., “express map” or “Zip Map”) or other maps sufficient for the title insurance company to remove a standard survey exception from, and to issue customary survey-dependent endorsements to, the title insurance policies relating to such Material Real Property and, if such survey-dependent endorsements are not available in connection with the maps described above, surveys (or survey updates, to the extent sufficient to obtain survey coverage under the applicable title insurance policies), provided that the Administrative Agent may in its reasonable discretion accept any existing survey in the possession of any Loan Party so long as such existing survey satisfies any applicable local law requirements and so long as such existing survey (together with any affidavit or certificate of no change that may be delivered by the Borrower to the title insurance company) enables the title insurance company to issue any applicable title insurance policies without a general survey exception and with the customary survey-dependent endorsements), legal opinions and other documents as the Administrative Agent

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may reasonably request with respect to any such Mortgage or Material Real Property; provided that, notwithstanding any provision of any Loan Document to the contrary, if any mortgage Tax or similar Tax or charge would be payable with respect to any Mortgage based on the amount of the Indebtedness or other obligations secured by such Mortgage, then, to the extent permitted by, and in accordance with, applicable law, the maximum amount secured by such Mortgage shall be limited to an amount not to exceed the fair market value of the applicable Material Real Property (determined as set forth in the definition of such term) at the time such Mortgage is entered into;

(h) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and the performance of its obligations thereunder; and

(i) with respect to (A) each of the items identified in this definition of “Collateral and Guarantee Requirement” that is required to be delivered on a date after the Effective Date and each of the items identified on Schedule 5.12 that is required to be delivered as of a date specified for such item in such Schedule, the Administrative Agent, in each case, may (in its sole discretion) extend such date to a later date acceptable to the Administrative Agent and (B) each pledge of the Equity Interests of any Foreign Subsidiary, such pledge shall, if requested by the Administrative Agent, be effected pursuant to such foreign law governed documents (accompanied by customary corporate authorization and legal opinions) as are reasonably requested by the Administrative Agent.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Loan Commitment, (b) with respect to the Swingline Lender, the Swingline Sublimit (provided that the Swingline Lender shall have no obligation to make any Swingline Loan) and (c) with respect to any Issuing Bank, such Issuing Bank’s L/C Sublimit, as applicable.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Compliance Certificate” shall have the meaning assigned to such term in Section 5.04(c).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” at any date shall mean (without duplication) all Indebtedness (in each case, excluding intercompany Indebtedness) consisting of borrowed money, purchase money indebtedness, Capital Lease Obligations, debt evidenced by bonds, notes, debentures, indentures, credit agreements and similar instruments, indebtedness constituting the deferred purchase price of assets or services ((a) solely to the extent constituting a balance sheet liability in accordance with GAAP and (b) excluding any earn-out or similar obligation, except to the extent past due and payable), unreimbursed amounts owing in respect

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

of letter of credit and similar facilities, and any Guarantees of the foregoing items of Holdings and its Subsidiaries determined on a consolidated basis on such date.

“Consolidated Net Debt” at any date shall mean Consolidated Debt of Holdings and its Subsidiaries determined on a consolidated basis on such date minus the lesser of (a) cash and Permitted Investments of Holdings and its Subsidiaries on such date and (b) U.S.$20,000,000.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis; provided, however, that

(a) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses related thereto) or income or expenses or charges (including any pension expense, casualty losses, severance expenses, facility closure expenses, system establishment costs, relocation expenses and other restructuring expenses, benefit plan curtailment expenses, bankruptcy reorganization claims, settlement and related expenses and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses and charges related to the Transactions), in each case, shall be excluded; provided that with respect to each unusual or nonrecurring item, such Person shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such item and stating that such item is an unusual or nonrecurring item,

(b) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c) any net after-tax gain or loss (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Borrower) shall be excluded,

(d) any net after-tax income or loss (including the effect of all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness (including obligations under Swap Agreements) shall be excluded,

(e) (i) the Net Income for such period of any Person that is not a subsidiary of such Person (unless such Person is required to be consolidated with Holdings pursuant to Accounting Standards Codification 810-10 (previously referred to as Statement of Financial Accounting Standard 167)), or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any dividend, distribution or other payment in respect of equity paid in cash by such Person in excess of the amounts included in clause (i),

(f) the Net Income for such period of any subsidiary (that is not a Loan Party) of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that subsidiary or its stockholders or

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

members, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived (provided that the net loss of any such subsidiary shall be included to the extent funds are disbursed by such Person or any other subsidiary of such Person in respect of such loss and that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such subsidiary to Holdings or another Subsidiary in respect of such period to the extent not already included therein),

(g) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(h) any non-cash charges from the application of the purchase method of accounting in connection with any future acquisition, to the extent such charges are deducted in computing such Consolidated Net Income, shall be excluded,

(i) accruals and reserves that are established within twelve (12) months after the Effective Date and that are so required to be established in accordance with GAAP shall be excluded,

(j) any non-cash expenses (including write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets) shall be excluded,

(k) any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options, any restricted stock plan or other rights to officers, directors and employees of such Person or any of its subsidiaries shall be excluded,

(l) non-cash gains and losses due solely to fluctuations in currency values, together with any related provisions for taxes on any such gain (or the tax effect of any such loss) shall be excluded, and

(m) Consolidated Net Income for any Person shall be reduced by any cash payments made during such period in respect of the items described in clauses (h), (j) and (k) above subsequent to the fiscal quarter in which the relevant non-cash amount was incurred.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“CORE” shall mean CORE Industrial Partners, LLC.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Relief Period” shall mean the period commencing on the last day of the fiscal quarter of Holdings ending on September 30, 2022 and ending on, and including, the last day of the fiscal quarter of Holdings ending on December 31, 2024.

“Covered Entity” shall mean any of the following:

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.24.

“Credit Event” shall mean a Borrowing, the issuance, amendment or extension of a Letter of Credit, an L/C Disbursement or any of the foregoing.

“Credit Party” shall mean the Arranger, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Cure Expiration Date” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“Daily Simple SOFR” shall mean, for any day, (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing” shall mean a Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” shall mean any Daily Simple SOFR Term Loan or Daily Simple SOFR Revolving Loan.

“Daily Simple SOFR Revolving Facility Borrowing” shall mean a Borrowing comprised of Daily Simple SOFR Revolving Loans.

“Daily Simple SOFR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR in accordance with the provisions of Article II.

“Daily Simple SOFR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR in accordance with the provisions of Article II.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

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“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interest that is not Disqualified Equity Interests and/or cash in lieu of fractional shares) or has any other required payment that is not subject to and conditioned upon being allowed by the debt agreements of the issuer of such Equity Interests, whether pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (other than solely for Equity Interest that is not Disqualified Equity Interests and/or cash in lieu of fractional shares), in whole or in part, in each case, prior to 181 days after the Maturity Date, except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the repayment in full of the Secured Obligations and the termination of all Commitments.

“Disqualified Lender” shall mean (a) those banks, financial institutions and other institutional lenders, in each case that have been specifically identified by the Borrower or the Sponsor to the Administrative Agent in writing and delivered in accordance with Section 9.01 prior to July 9, 2021 (including any of their Affiliates that are (x) controlled investment affiliates of such Persons separately identified in writing by the Borrower or the Sponsor to the Administrative Agent from time to time and which are specifically identified in a written supplement to the list of “Disqualified Lenders”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 9.01 or (y) clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names (other than Affiliates that constitute a Bona Fide Lending Affiliate, unless, for the avoidance of doubt, those institutions would otherwise be excluded on the basis of this clause (a)), (b) Persons that are reasonably determined by the Borrower to be competitors of the Borrower or the Subsidiaries and which are specifically identified by the Borrower to the Administrative Agent in writing and delivered in accordance with Section 9.01 prior to July 9, 2021, (c) any other Person that is reasonably determined by the Borrower to be a competitor of the Borrower or the Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Lenders”, which supplement shall become effective three (3) Business Days after delivery

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thereof to the Administrative Agent and the Lenders in accordance with Section 9.01 and (d) in the case of the foregoing clauses (b) and (c), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names and (y) are not Bona Fide Lending Affiliates. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Lenders contemplated by the foregoing clause (a)(x) or (c) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Lender, (iii) the Borrower’s or the Sponsor’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Lender” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Documentation Agent” shall mean CIBC Bank USA, in its capacity as documentation agent hereunder.

“Dollars” or “U.S.$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary that is not a Foreign Subsidiary.

“DQ List” shall have the meaning assigned to such term in Section 9.04(e)(iv).

“EBITDA” shall mean, with respect to Holdings and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xviii) (other than clause (xii)) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined):

(i) provision for Taxes based on income, profits, losses or capital of Holdings and its Subsidiaries for such period to the extent that such provision for taxes was deducted in calculating Consolidated Net Income; adjusted for the tax effect of all adjustments made to Consolidated Net Income (including any Tax Distributions),

(ii) Interest Expense of Holdings and its Subsidiaries for such period (net of interest income of Holdings and its Subsidiaries for such period),

(iii) depreciation, amortization (including amortization of intangibles and deferred financing fees) and other non-cash expenses, including write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting on Holdings and its Subsidiaries for such period,

(iv) any extraordinary, unusual or nonrecurring loss, together with any related provision for taxes on any such loss, recorded or recognized by Holdings and its Subsidiaries during such period;

(v) reasonable fees, costs and expenses (including transaction bonuses, option exercise expense, warrant exercise expense, prepayment fees and other similar fees) incurred by Holdings and its Subsidiaries in connection with the consummation of the Transactions;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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(vi) any reasonable fees, costs and expenses incurred by Holdings and its Subsidiaries under or related to the Loan Documents, including in connection with any amendment, restatement, waiver, supplement, other modification (or proposed amendment, restatement, waiver, supplement or other modification) or administration of this Agreement or any other Loan Document;

(vii) any reasonable non-recurring fees, costs and expenses incurred in connection with, and directly related to, any issuance of Indebtedness (including any refinancing transaction and fees, costs, premiums and expenses paid by Holdings and its Subsidiaries to the Administrative Agent, the Lenders, the Issuing Banks and any other Secured Party pursuant the other Loan Documents, in each case, to the extent not included in Interest Expense), issuance of Equity Interests, permitted Investment, Capital Expenditure, Permitted Business Acquisition, sale, transfer or disposition, or any other transaction (including, for the avoidance of doubt, any such transactions that have failed or otherwise not been consummated);

(viii) [reserved];

(ix) debt discount, debt issuance costs and prepayment expense, including fees and premiums, incurred in connection with the issuance of Indebtedness not prohibited by the terms hereof or retirement or refinancing of existing Indebtedness;

(x) any adjustments resulting from purchase accounting in accordance with GAAP, and any expenses resulting from the application of purchase accounting, for any acquisition (including any Permitted Business Acquisition), investment or consolidation, and for any disposition (including any sale of assets permitted under Section 6.05);

(xi) all non-cash charges for such period, including equity-based compensation expense or equity-based incentive units (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory);

(xii) any adjustments to EBITDA in accordance with the definition of “Pro Forma Basis” (it being understood and agreed that any such adjustments shall continue to be included in the calculation of EBITDA for any applicable subsequent measurement period);

(xiii) costs, charges, accruals, reserves or expenses attributable to the undertaking and implementation of cost savings initiatives, operating expense reductions and other cost synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and pre-opening, business optimization and other restructuring costs (including those related to tax restructurings), charges, accruals, reserves and expenses (including inventory optimization programs, software development costs, systems implementation and upgrade expenses, costs related to the closure or consolidation of facilities (including but not limited to severance, rent termination costs, moving costs and legal costs) and curtailments) for such period;

(xiv) without duplication of clause (xvi) below, fees, costs, expenses (including expenses incurred with respect to liability and casualty events or business interruption) and losses that are, or (without duplication) are required to be, covered by contractual indemnities, guaranty obligations, purchase price adjustments, insurance policies or other contractual reimbursement obligations of third parties (including insurers), to the extent actually indemnified or reimbursed or

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

with respect to which Borrower has determined that a reasonable basis exists for indemnification or reimbursement;

(xv) (A) reasonable independent directors fees paid to directors of Holdings and its Subsidiaries, in their capacities as such, and all expense reimbursement and indemnification payments paid to such directors in their capacities as such, and (B) reasonable directors fees paid to directors of Holdings and its Subsidiaries appointed by the Sponsor or its Investment Affiliates or in their capacity as an officer of Holdings and its Subsidiaries, and all expense reimbursement and indemnification payments paid to such directors in their capacities as such;

(xvi) (A) losses and expenses from discontinued operations, divested joint ventures and other divested Investments or incurred in connection with the disposal of discontinued operations or the divestiture of joint ventures and other Investments and (B) without duplication of clause (xiv) above, all cash proceeds of business interruption insurance received by Holdings and its Subsidiaries;

(xvii) reasonable retention bonuses included in such Person’s profit and loss statement and reduce Consolidated Net Income or EBITDA; and

(xviii) earn-out obligations incurred in connection with any Permitted Business Acquisition (or any similar acquisitions completed on or prior to the Effective Date) and accrued or, without duplication of amounts added back as accrued, paid during the applicable period;

minus (b) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) and (ii) of this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined):

(i) the aggregate amount of all non-cash items increasing Consolidated Net Income (including mark-to-market decreases on deferred compensation liability, mark-to-market gains on life insurance assets and mark-to-market gains on Swap Agreements) (other than the accrual of revenue or recording of receivables in the ordinary course of business and unrealized gains on Swap Agreements) for such period; and

(ii) any extraordinary, unusual or nonrecurring gains, together with any related provision for taxes on any such gain, recorded or recognized by Holdings and its Subsidiaries during such period.

Notwithstanding the above, all adjustments pursuant to clauses (a)(iv) (including, for the avoidance of doubt, any such adjustments pursuant to clause (a) of the definition of Consolidated Net Income), (xii) and (xiii) in the aggregate shall not exceed 25% of EBITDA for such period (calculated prior to giving effect to any adjustments made pursuant to any of clauses (a)(iv), (xii) and (xiii)).

Notwithstanding anything to the contrary herein, EBITDA (before giving effect to any pro forma adjustments contemplated by the definition of the term “Pro Forma Basis”) shall be deemed to be U.S.$8,724,000 for the fiscal quarter ended June 30, 2021, U.S.$9,632,000 for the fiscal quarter ended March 31, 2021, U.S.$9,183,000 for the fiscal quarter ended December 31, 2020 and U.S.$10,861,000 for the fiscal quarter ended September 30, 2020.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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“ECP” shall mean an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.08).

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Equity Interests” shall mean Equity Interests of Holdings that are not Disqualified Equity Interests, provided that Holdings contributes the cash amount thereof (other than any cash in respect of Disqualified Equity Interests) to the Borrower pursuant to Section 7.02 hereof.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Hazardous Material.

“Environmental Law” shall mean, collectively, all federal, state, local or foreign laws, including common law, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health, or natural resource damages, and (b) the use, generation, handling, treatment, storage, disposal, Release, transportation or regulation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state or local counterparts or equivalents.

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“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA; (d) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could be reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (f) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical or endangered status, within the meaning of ERISA; or (g) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Indebtedness Refinancing” shall mean the payment in full of all principal, premium, if any, interest, fees and other amounts due or outstanding under the Bridge Credit Agreement, dated as of April 30, 2021, among Holdings, the Borrower, the lenders from time to time party thereto and JPMorgan, as administrative agent and the termination of commitments thereunder and the discharge and release of all Guarantees and Liens existing in connection therewith.

“Existing Real Property” shall mean the real property located at (a) 1401 Brummel Ave., Elk Grove Village, Illinois 60007, and (b) 1201-1207 Adams Drive, McHenry, IL 60051.

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the date of this Agreement there are two (2) Facilities, i.e., the Term Loan Facility and the Revolving Facility.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain Amended and Restated Fee Letter dated December 23, 2021, among Holdings, the Borrower and JPMorgan, as amended, restated, supplemented or otherwise modified from time to time.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees, the Administrative Agent Fees, the Upfront Fees and the Ticking Fees.

“Financial Covenants” shall the financial covenants under Sections 6.10, 6.11 and 6.12.

“Financial Officer” of any Person shall mean the Chief Financial Officer, Chief Accounting Officer, Treasurer, Assistant Treasurer or Controller or equivalent officer of such Person.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

“First Amendment” shall mean that certain First Amendment dated as of November 10, 2022, among Holdings, the Borrower, the other Loan Parties, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” shall have the meaning assigned to such term in the First Amendment.

“Flood Laws” shall have the meaning assigned to such term in Section 8.10.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia and any Subsidiary of a Foreign Subsidiary.

“Foreign Subsidiary Asset Sale Recovery Event” shall have the meaning assigned to such term in Section 2.11(f).

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

principal amount, the maximum reasonably anticipated monetary liability as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Responsible Officer of the Borrower)).

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation or which can give rise to liability under any Environmental Law.

“Holdings” shall mean (a) Fathom Guarantor, LLC, a Delaware limited liability company and (b) any Successor Holdings (including any Successor Holdings in respect of any Person referred to in clause (b)).

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.20.

“Incremental Term Lender” shall have the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” is defined in Section 2.20(e).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined in respect of outstanding Swap Agreements (such payments in respect of any Swap Agreement with a counterparty being calculated net of amounts owing to such Person by such counterparty in respect of other Swap Agreements), (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (i) the principal component of all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof. Notwithstanding the foregoing, “Indebtedness” shall not include obligations for indemnification, adjustment of purchase price or other similar post-closing payment adjustments, in each case incurred in connection with the disposition or acquisition of the assets of any Person, a business of any Person or the Equity Interests in any Person.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(c).

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

“Ineligible Institution” shall have the meaning assigned to such term in Section 9.04(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Interest Coverage Ratio” shall mean, as of the end of any fiscal quarter of Holdings, the ratio of (a) EBITDA to (b) cash Interest Expense, net of cash interest income, all calculated (i) on a Pro Forma Basis giving effect to the Transactions and (ii) for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter for Holdings and its Subsidiaries on a consolidated basis.

Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Interest Coverage Ratio for the first three (3) fiscal quarters of Holdings ending after the Effective Date all amounts set forth in clause (b) of this definition shall be annualized as follows: (A) for the period ending on the last day of the first fiscal quarter of Holdings ending after the Effective Date, such amounts set forth in clause (b) of this definition for such first fiscal quarter times four (4), (B) for the period ending on the last day of the second fiscal quarter of Holdings ending after the Effective Date, such amounts set forth in clause (b) of this definition for the first and second fiscal quarters of Holdings ending after the Effective Date, times two (2), and (C) for the period ending on the last day of the third fiscal quarter of Holdings ending after the Effective Date, such amounts set forth in clause (b) of this definition for the first, second and third fiscal quarters of Holdings ending after the Effective Date, times four-thirds (4/3).

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Expense” shall mean, with respect to any Person for any period, interest expense of such Person as determined in accordance with GAAP.

“Interest Payment Date” shall mean (a) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, and the Maturity Date, (b) with respect to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 2.14), each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Daily Simple SOFR Loan (or, if there is no such corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any ABR Loan, the last day of each calendar quarter and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

“Interest Period” shall mean, as to any Term SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is any of one (1), three (3) or six (6) months thereafter (or twelve (12) months thereafter, if at the time of the relevant Borrowing, all applicable Lenders agree to make an interest period of such length available), as the Borrower may elect (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), or the date any Term SOFR Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Investment Affiliate” shall mean, with respect to CORE, any fund or investment vehicle that (a) is organized and managed by CORE for the purpose of making equity or debt investments and (b) is controlled and managed by CORE.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean, individually and collectively, each of JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and any other Revolving Facility Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Facility Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“JPMorgan” shall mean JPMorgan Chase Bank, N.A.

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit, including, for the avoidance of doubt, a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit upon or following the reinstatement of such Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“L/C Sublimits” shall mean, as of the Effective Date, (a) U.S.$5,000,000, in the case of JPMorgan, and (b) such amount as shall be designated to the Administrative Agent and the Borrower in writing by an Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its L/C Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrower.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.20 or 9.04 or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to Section 9.04 or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lender” includes the Swingline Lender.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Presentation” shall mean the Lender Presentation dated June 21, 2021, as amended, modified or otherwise supplemented prior to the Effective Date.

“Lender-Related Person” shall have the meaning assigned to such term in Section 9.05(b).

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05.

“Letter of Credit Agreement” shall have the meaning assigned to such term in Section 2.05(b).

“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

“Limited Conditionality Acquisition” shall mean any acquisition by the Borrower or any Subsidiary (a) that is permitted by this Agreement and (b) for which the Borrower has determined, in good faith, that limited conditionality is reasonably necessary or advisable.

“Limited Conditionality Acquisition Agreement” shall mean, with respect to any Limited Conditionality Acquisition, the definitive acquisition agreement, purchase agreement or similar agreement in respect thereof.

“Liquidity” means, as of any date, (a) Unrestricted Cash of Holdings and its Wholly Owned Subsidiaries as of such date, plus (b) so long as the conditions precedent set forth in Section 4.02 are capable of being satisfied as of such date, the excess, if any, of (i) the total Revolving Facility Commitments in effect on such date over (ii) the Total Revolving Facility Credit Exposures as of such date.

“Loan Documents” shall mean this Agreement, the Security Documents, any subordination agreement executed in connection herewith and, except for purposes of Section 9.08, any promissory note issued under Section 2.09(e), the Letters of Credit and any Letter of Credit Agreement.

“Loan Parties” shall mean, collectively, Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans (and shall include any Loans under the New Revolving Facility Commitments and any Incremental Term Loans).

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

under such Facility and unused Commitments under such Facility at such time. The Loans and Commitment of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, assets or financial condition of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents, (c) the Administrative Agent’s Liens (on behalf of itself and the Lenders) on any material portion of the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of Holdings, the Borrower or any of the Subsidiaries in an aggregate principal amount exceeding U.S.$5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of any Swap Obligations constituting Indebtedness at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or any Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” shall mean any Real Property owned by a Loan Party on the Effective Date having a fair market value (as reasonably determined by the Borrower) exceeding U.S.$5,000,000, and any after-acquired Real Property owned by a Loan Party having a gross purchase price exceeding U.S.$5,000,000 at the time of acquisition; provided that at no time shall the Existing Real Property be considered Material Real Property.

“Material Subsidiary” shall mean each Subsidiary now existing or hereafter acquired or formed which, on a consolidated basis for such Subsidiary and its Subsidiaries, (a) as of the last day of the most recently ended Test Period accounted for more than 5.0% of the consolidated revenues of Holdings and its Subsidiaries or (b) as of the last day of such Test Period, was the owner of more than 5.0% of EBITDA of Holdings and its Subsidiaries; provided that at no time shall the total assets of all Subsidiaries that are not Material Subsidiaries exceed, as of the last day of the most recently ended applicable Test Period, 10.0% of the consolidated revenues of Holdings and its Subsidiaries or 10% of EBITDA of Holdings and its Subsidiaries.

“Maturity Date” shall mean the date that is five (5) years after the Effective Date; provided, however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” shall mean any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on Material Real Property of a Loan Party, including any amendment, restatement, modification or supplement thereto, each in form and substance reasonably satisfactory to the Administrative Agent.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any event, (a) the cash proceeds received in respect of such event (other than from Holdings, the Borrower or any of the Subsidiaries) including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Lease-Back Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans or Ratio Debt) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) without duplication, the amount of all taxes and Tax Distributions paid (or reasonably estimated to be payable), and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be a receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person (including, for the avoidance of doubt, the portion of such net income (loss) attributable to non-controlling interests in less than wholly owned Subsidiaries of such Person), determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Leverage Ratio” shall mean the ratio, as of the end of any fiscal quarter of Holdings, of (a) Consolidated Net Debt as of the end of any fiscal quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for Holdings and its Subsidiaries on a consolidated basis.

“New Commitments” shall have the meaning assigned to such term in Section 2.20.

“New Lender” shall have the meaning assigned to such term in Section 2.20.

“New Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.20.

“New Revolving Facility Lender” shall have the meaning assigned to such term in Section 2.20.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

“Non-Guarantor Permitted Business Acquisition” shall mean any Permitted Business Acquisition under which the Persons acquired thereunder do not become Loan Parties or the assets acquired thereunder are not acquired by a Loan Party.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, indirect, joint or several, absolute or contingent, fixed or otherwise, matured or unmatured, liquidated or unliquidated, secured or unsecured (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Outside Date” shall mean April 9, 2022.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day as an overnight bank funding rate.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c).

“Payment” shall have the meaning assigned to such term in Section 8.06(c).

“Payment Notice” shall have the meaning assigned to such term in Section 8.06(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Exhibit II to the Collateral Agreement or any other form approved by the Administrative Agent.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or the majority of the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer and (b) immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; and (iii) (A) on a Pro Forma Basis after giving effect to such acquisition, the Net Leverage Ratio shall be at a level at least 0.25x lower than the covenant level applicable as of the end of the most recently ended Test Period pursuant to Section 6.11 and the Borrower shall be in compliance with Section 6.10, each recomputed as at the last day of the most recently ended Test Period, (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower as to the satisfaction of clause (A) above, together with all relevant financial information for such Subsidiary or assets, and (C) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

“Permitted Holder” shall mean CORE or its Investment Affiliates.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two (2) years;

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(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a Lender that is a bank or trust company, or by any bank or trust company that is organized under the laws of the United States of America, or any state thereof having capital, surplus and undivided profits in excess of U.S.$500,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one (1) nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a Lender that is a bank, or with any bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one (1) year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e) securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least U.S.$500,000,000; and

(h) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest, fees, discount and premium thereon as well as transaction expenses), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced and the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the date that is 91 days after the Maturity Date in effect at the time of such refinancing, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced (other than with respect to any Subsidiaries acquired by the Borrower after the incurrence of the Indebtedness being Refinanced which Subsidiaries would be required to provide

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

a guarantee of such Indebtedness being Refinanced) and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including any collateral pursuant to after-acquired property clauses to the extent any such collateral would be required to secure the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties, taken as a whole, than those contained in the documentation governing the Indebtedness being Refinanced.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Prepayment Event” shall mean:

(a) any sale, transfer or other disposition (including pursuant to a Sale and Lease-Back Transaction) of any property or asset of the Borrower or any Subsidiary pursuant to Section 6.05(g) resulting in Net Cash Proceeds equal to or greater than U.S.$1,000,000 in any fiscal year of Holdings;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary with a fair market value immediately prior to such event equal to or greater than U.S.$1,000,000 in any fiscal year of Holdings; or

(c) the incurrence by the Borrower or any Subsidiary of any Indebtedness (other than Loans), other than Indebtedness of the Borrower or any Subsidiary permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.08.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee”.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

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“Pro Forma Basis” or “pro forma effect” shall mean, with respect to any calculation or determination made under this Agreement for any period, such calculation or determination shall be made as follows:

(a) with respect to any Specified Transaction, pro forma effect shall be given to such Specified Transaction as if such Specified Transaction had been effected on the first day of the applicable period;

(b) with respect to any such period in which a Specified Transaction has been consummated, EBITDA for such period shall (i) in the case of a permitted Investment or Permitted Business Acquisition, be calculated on a pro forma basis to include the actual EBITDA of the applicable business or Person acquired, (ii) be adjusted to include (as of the first day of the applicable period) pro forma adjustments that are consistent with Regulation S-X and (iii) be adjusted to include (as of the first day of the applicable period) any other pro forma adjustments for cost savings, operating expense reductions, other operating improvements and synergies (in each case, net of any cost savings, operating expense reductions, other operating improvements and synergies that have been realized), so long as (A) such adjustments are projected by the Borrower in good faith to be realized within 12 months after the consummation of such Specified Transaction from actions taken or expected to be taken, (B) such adjustments are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, and (C) the Borrower has certified in the Compliance Certificate delivered for the relevant measurement period as to the satisfaction of clauses (A) and (B) above; provided that, in the event that the financial statements of the applicable business or Person acquired in any permitted Investment or Permitted Business Acquisition are not maintained in accordance with GAAP, then the Borrower may estimate in good faith GAAP results for such business or Person, as the case may be, and make such further adjustments as the Borrower determines in good faith are reasonably necessary in connection with the consolidation of such financial statements with those of Holdings, so long as such estimates and adjustments shall be certified by the Borrower in the Compliance Certificate delivered for the relevant measurement period; and

(c) in making any determination on a Pro Forma Basis, (i) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any Specified Transaction, whether incurred under this Agreement or otherwise) issued, incurred, assumed or permanently repaid during such period shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (ii) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (i) bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, as reasonably and in good faith calculated by the Borrower as set forth in a certificate of a Financial Officer of the Borrower.

“Proceeding” shall mean any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Projections” shall mean the projections of Holdings and its Subsidiaries included in the Lender Presentation and any other projections and any forward-looking statements (including statements with respect to booked business) of Holdings and its Subsidiaries, including updates to the projections contained in the Lender Presentation, furnished to the Lenders or the Administrative Agent by or on behalf of Holdings or any of its Subsidiaries prior to the Effective Date.

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“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.24.

“Qualified Material Acquisition” shall mean any acquisition by the Borrower or any Subsidiary of all or substantially all the assets of, or all or the majority of the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person, which acquisition involves the incurrence by the Borrower or any Subsidiary of Indebtedness to finance the acquisition consideration therefor (including refinancing of any Indebtedness of the acquired assets, Person, division or line of business), or assumption by the Borrower or any Subsidiary of existing Indebtedness of the acquired assets, Person, division or line of business, in an aggregate principal amount of U.S.$20,000,000 or more.

“Ratio Debt” shall mean unsecured or secured Indebtedness of the Borrower or any Subsidiary, which may be senior, senior subordinated or subordinated Indebtedness (provided that, to the extent secured, the holders of the obligations secured thereby (or a representative or trustee on their behalf) shall have entered into a customary intercreditor agreement reasonably acceptable to the Administrative Agent providing that the Liens securing such obligations shall rank junior to the Liens securing the Secured Obligations), in each case, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 181 days after the Maturity Date in effect at the time of the issuance thereof (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (b) the covenants, events of default, subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to Holdings, the Borrower or any Subsidiary than those in this Agreement, and are otherwise on market terms for similar debtors at the time of issuance and (c) of which no Subsidiary (other than a Subsidiary Loan Party) is an obligor.

“Real Property” shall mean, collectively, all right, title and interest of the Borrower or any other Subsidiary in and to any and all parcels of real property owned or operated by the Borrower or any other Subsidiary together with all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Reference Date” shall have the meaning assigned to such term in the definition of the term “Available Amount”.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting and (b) if otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

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“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, trustees, administrators and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the Environment.

“Relevant Governmental Body” shall mean the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period has been waived, with respect to a Plan.

“Required Lenders” shall mean, subject to Section 2.23, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or the Commitments terminating or expiring, Lenders having Term Loans (based on the outstanding principal amount), Revolving Facility Credit Exposures and Available Unused Commitments representing more than 50% of the sum of the aggregate Term Loans, Revolving Facility Credit Exposure and Available Unused Commitments of all Lenders at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, the Available Unused Commitments of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Commitments expire or terminate, Lenders having Revolving Facility Credit Exposures and Term Loans (based on the outstanding principal amount), representing more than 50% of the sum of the aggregate Revolving Facility Credit Exposure and the aggregate Term Loans (based on the outstanding principal amount) of all Lenders at such time; provided that, in the case of clauses (a) and (b) above, (i) the Revolving Facility Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.23 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Available Unused Commitment of such Lender shall be determined on the basis of its Revolving Facility Credit Exposure excluding such excess amount and (ii) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is an Ineligible Institution shall be disregarded.

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“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Debt” shall mean any Indebtedness of the type described in clause (a) or (b) of the definition of the term “Indebtedness” that is expressly subordinated to the Obligations (in each case, other than Indebtedness among Holdings, the Borrower and/or any Subsidiary).

“Restricted Debt Payment” has the meaning set forth in Section 6.15.

“Restricted Payment” shall mean any (a) dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests and (b) any management, consulting and advisory fees and other fees and expenses or indemnification payments payable directly or indirectly to the Sponsor.

“Retained Declined Proceeds” shall have the meaning assigned to such term in Section 2.11(g).

“Revolving Facility” shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Facility Lenders.

“Revolving Facility Availability Period” shall mean, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings, and Letters of Credit, the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Facility Commitments.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01, expressed as a Dollar amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial Dollar amount of each Revolving Facility Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Facility Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Revolving Facility Commitments on the Effective Date is U.S.$50,000,000.

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the sum of (i) the aggregate principal amount of such

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Revolving Facility Lender’s Revolving Facility Loans outstanding at such time and (ii) the amount of such Revolving Facility Lender’s Swingline Exposure and Revolving L/C Exposure at such time.

“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Credit Exposure (including any New Revolving Facility Lenders).

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b) or a New Revolving Facility Lender pursuant to Section 2.20. Each Revolving Facility Loan shall be an ABR Revolving Loan, a Term SOFR Revolving Loan or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Revolving Loan.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment; provided that in the case of Section 2.23 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Facility Commitment shall be disregarded in the calculation. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04 and to the status of any Lender as a Defaulting Lender.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, as of the Effective Date, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state in which Holdings, the Borrower or the Subsidiaries conduct business, Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or

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resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state in which Holdings, the Borrower or the Subsidiaries conduct business, Her Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean that certain Second Amendment dated as of March 24, 2023, among Holdings, the Borrower, the other Loan Parties, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” shall have the meaning assigned to such term in the Second Amendment.

“Secured Obligations” shall mean the “Secured Obligations” as defined in the Collateral Agreement.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Collateral Agreement, any Mortgages and each of the other security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10 or any other provision of this Agreement.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SPAC Proceeds” shall have the meaning assigned to such term in Section 4.01(k).

“SPAC Transactions” shall have the meaning assigned to such term in Section 4.01(k).

“Specified Cure Contribution” shall have the meaning assigned to such term in Section 7.02.

“Specified Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

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“Specified Transaction” shall mean any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Restricted Debt Payment, cost savings, restructuring or other operational initiative or other event that by the terms of the Loan Documents requires compliance on a Pro Forma Basis with a test, basket, threshold or covenant hereunder or requires such test, basket, threshold or covenant to be calculated on a Pro Forma Basis.

“Sponsor” shall mean CORE and its Affiliates, but excluding Holdings and Subsidiaries of Holdings.

“Subordinated Indebtedness” shall mean any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated to payment of the Secured Obligations on terms reasonably satisfactory to the Administrative Agent, and which is unsecured and is on other terms and conditions reasonably satisfactory to the Administrative Agent (including maturities at least 181 days after the latest maturity of any Secured Obligations).

“Subordinated Indebtedness Document” shall mean all documents and agreements evidencing, relating to or otherwise governing Subordinated Indebtedness, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.

“Subsidiary” shall mean a subsidiary; provided that unless the context otherwise requires, “Subsidiary” shall mean a subsidiary of the Borrower.

“Subsidiary Loan Party” shall mean each direct or indirect Wholly Owned Subsidiary of the Borrower that (a) is (i) a Domestic Subsidiary, (ii) a Material Subsidiary and (iii) a party to the Collateral Agreement, and (b) is not (i) a Subsidiary listed on Schedule 1.01 or (ii) a Subsidiary whose guarantee of the Obligations is prohibited under Section 9.21.

“Successor Holdings” shall have the meaning assigned to such term in Section 6.16(d).

“Supported QFC” shall have the meaning assigned to such term in Section 9.24.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” shall mean any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired

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(including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with any Lender and/or any of their Affiliates and/or any Person that at the time of entering into such Swap Agreement was a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit B-2.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean the sum of (a) its Revolving Facility Percentage of the aggregate Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lender” shall mean JPMorgan, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

“Swingline Sublimit” shall mean, with respect to the Swingline Lender, the amount that the Swingline Lender may, in its sole discretion, make available as Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Sublimit on the Effective Date is U.S.$5,000,000.

“Tax Distributions” shall have the meaning assigned to such term in Section 6.06(c).

“Tax Receivable Agreement” shall mean the Tax Receivable Agreement dated as of the Effective Date, between Ultimate Parent or any other member of the Ultimate Parent Consolidated Group, Topco, the several Exchange TRA Parties (as defined therein), the several Blocker TRA Parties (as defined therein) and the other Persons from time to time party thereto, as such agreement is in effect on the Effective Date.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” shall mean a Lender with a Term Loan Commitment or with outstanding Term Loans.

“Term Loan Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth on Schedule 2.01. The aggregate amount of the Term Loan Commitments on the Effective Date is U.S.$125,000,000.

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“Term Loan Facility” shall mean the Term Loan Commitments and the Term Loans made hereunder.

“Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(b).

“Term Loans” shall mean the Loans made by the Lenders to the Borrower pursuant to Section 2.01(a).

“Term SOFR” shall mean, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” shall mean any Term SOFR Term Loan or Term SOFR Revolving Loan.

“Term SOFR Revolving Facility Borrowing” shall mean a Borrowing comprised of Term SOFR Revolving Loans.

“Term SOFR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR in accordance with the provisions of Article II (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR in accordance with the provisions of Article II (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” shall mean, on any date of determination, the period of four (4) consecutive fiscal quarters of Holdings and its Subsidiaries then most recently ended (taken as one accounting period) for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.04(a) or 5.04(b) (or, prior to the first such delivery, are referred to in Section 3.05).

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“Ticking Fees” shall have the meaning assigned to such term in Section 2.12(d).

“Topco” shall mean Fathom Holdco, LLC, a Delaware limited liability company.

“Total Revolving Facility Credit Exposure” shall mean, at any time, the sum of the outstanding principal amount of all Lenders’ Revolving Facility Loans, their Revolving L/C Exposure and their Swingline Exposure at such time; provided that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Trade Date” shall have the meaning assigned to such term in Section 9.04(e)(i).

“Transaction Costs” shall mean fees, premiums, expenses and other transaction costs (including original issue discount and upfront fees) payable or otherwise borne by Holdings, the Borrower or any Subsidiary in connection with the Transactions and the other transactions contemplated thereby.

“Transactions” shall mean (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the creation of the Guarantees and Liens created thereby, (b) the borrowing of Loans, the issuance of Letters of Credit hereunder and the use of the proceeds thereof, (c) the consummation of the SPAC Transactions, (d) the consummation of the Existing Indebtedness Refinancing and (e) the payment of the Transaction Costs.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Alternate Base Rate, the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate) and, if applicable pursuant to Section 2.14, the Adjusted Daily Simple SOFR.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“U.K.” and “United Kingdom” each shall mean the United Kingdom of Great Britain and Northern Ireland.

“U.K. Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Ultimate Parent” shall mean Fathom Digital Manufacturing Corporation, a Delaware corporation.

“Unrestricted Cash” means, as of any date with respect to any Person, cash and Permitted Investments directly owned on such date by such Person, as such amount would appear on a consolidated balance sheet of such Person prepared as of such date in accordance with GAAP; provided that such cash

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and Permitted Investments do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Upfront Fees” shall have the meaning assigned to such term in Section 2.12(d).

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Patriot Act” shall have the meaning assigned to such term in Section 3.08(a).

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.24.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that, notwithstanding the foregoing, upon and following the acquisition of any business or new Subsidiary in accordance with this Agreement, in each case that would not constitute a “significant subsidiary” for purposes of Regulation S-X, financial items and information with respect to such newly-acquired business or Subsidiary that are required to be included in determining any financial calculations and other financial ratios contained herein for any period prior to such acquisition shall not be required to be in accordance with GAAP so long as the Borrower is able to reasonably estimate pro forma adjustments in respect of such acquisition for such prior periods, and in each case such estimates are made in good faith and are factually supportable. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any of its Subsidiaries at “fair value”, as defined therein, (b) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (c) any change to GAAP occurring after December 31, 2017, as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 842), issued by the Financial Accounting Standards Board on May 16, 2013, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease Obligation (or a finance lease) where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on December 31, 2017. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer,

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consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.03. Effectuation of Transfers. Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.04. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.05. Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving

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Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08. Negative Covenant Compliance. For purposes of determining whether the Borrower and the Subsidiaries comply with any exception to Article VI (other than Sections 6.10, 6.11 and 6.12) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests, and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and the Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower and the Subsidiaries comply with any negative covenant in Article VI (other than Sections 6.10, 6.11 and 6.12), to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, the Borrower may elect at the time of the making thereof to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction.

ARTICLE II
THE CREDITS

SECTION 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein, each Term Lender (severally and not jointly) agrees to make Term Loans to the Borrower in Dollars in a single drawing on the Effective Date, in an amount equal to such Term Lender’s Term Loan Commitment. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

(b) Subject to the terms and conditions set forth herein, each Revolving Facility Lender (severally and not jointly) agrees to make Revolving Facility Loans to the Borrower in Dollars, in each case from time to time during the Revolving Facility Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.09(a)) in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (ii) the Total Revolving Facility Credit Exposures exceeding the total Revolving Facility Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans shall be

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

made by the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans or, if applicable pursuant to Section 2.14, Daily Simple SOFR Loans, in each case, as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) a Term SOFR Borrowing that results from a continuation of an outstanding Term SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) a Term SOFR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). At the time that each ABR Borrowing or, if applicable pursuant to Section 2.14, Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Facility Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Revolving Facility Borrowing, as the case may be, may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided that there shall not at any time be more than a total of (A) six (6) Term SOFR Borrowings and, if applicable pursuant to Section 2.14, Daily Simple SOFR Borrowings outstanding under the Term Loan Facility and (B) six (6) Term SOFR Borrowings and, if applicable pursuant to Section 2.14, Daily Simple SOFR Borrowings outstanding under the Revolving Facility.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Facility Borrowing or Term Loan Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request (a) by irrevocable written notice (via written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing or (c) if applicable pursuant to Section 2.14, in the case of a Daily Simple SOFR Borrowing, not later than

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Revolving Facility Borrowing or a Term Loan Borrowing;

(ii) the aggregate principal amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Borrowing;

(v) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender may agree, but shall have no obligation, to make Swingline Loans in Dollars to the Borrower from time to time during the Revolving Facility Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit, (ii) the Swingline Lender’s Revolving Facility Credit Exposure exceeding its Revolving Facility Commitment or (iii) the Total Revolving Facility Credit Exposures exceeding the total Revolving Facility Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by irrevocable written notice (via a Swingline Borrowing Request), not later than 11:00 a.m., New York City time on the day of the proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the amount of the requested Swingline Borrowing, (iii) the term of such Swingline Loan and (iv) the location and number of the account to which funds are to be disbursed. The Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account designated by the Borrower for such purpose (or, in the case of a

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank).

(c) The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Facility Lenders to acquire participations in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Lender’s Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 p.m., New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 p.m., New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent for the account of the Swingline Lender such Revolving Facility Lender’s Revolving Facility Percentage of such Swingline Loan or Loans in Dollars. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

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(e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(d) above.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account or for the account of any Subsidiary of the Borrower in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Facility Availability Period and prior to the date that is five (5) Business Days prior to the Maturity Date. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of L/C Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, except to the extent permitted for a Person required to comply with Sanctions, (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (C) in any manner that would result in a violation of one or more policies of the Issuing Bank applicable to letters of credit generally or (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or request that such Issuing Bank refrain from issuing such Letter of Credit, or if any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or if any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it.

(b) Notice of Issuance, Amendment or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (two (2) Business Days in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using the Issuing Bank’s standard form (each, including all letter of credit applications and other agreements relating the Letters of Credit, a “Letter of Credit Agreement”). In the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the Revolving L/C Exposure shall not exceed U.S.$5,000,000, (ii) the Total Revolving Facility Credit Exposures shall not exceed the total Revolving Facility Commitments and (iii) each Lender’s Revolving Facility Credit Exposure shall not exceed such Lender’s Revolving Facility Commitment. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding Revolving L/C Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s L/C Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual L/C Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual L/C Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the L/C Sublimit of any other Issuing Bank, subject to the limitations on the aggregate Revolving L/C Exposure set forth in clause (i) of this Section 2.05(b).

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the date specified by the Borrower in its request therefor, which date shall be no later than the earlier of (i) the date that is 12 months after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, 12 months after such extension) or such longer period of time as may be agreed by the applicable Issuing Bank and (ii) unless cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of Credit may provide for automatic extension thereof for additional periods of up to 12 months or such longer period of time as may be agreed by the applicable Issuing Bank (which shall in no event extend beyond the date referred to in the first sentence of this paragraph (c)).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the Issuing Bank or the Revolving Facility Lenders, the Issuing Bank hereby grants to each Revolving Facility Lender, and each Revolving Facility Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of the Issuing Bank, such Revolving Facility Lender’s Revolving Facility Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent in Dollars an amount equal to such L/C Disbursement not later than 12:00 p.m., New York City time,

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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on the date that such L/C Disbursement is made, if the Borrower shall have received notice of such L/C Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing, a Swingline Borrowing, a Term SOFR Revolving Facility Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Revolving Facility Borrowing in the amount of such L/C Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing, Swingline Borrowing, Term SOFR Revolving Facility Borrowing or Daily Simple SOFR Revolving Facility Borrowing, as applicable. If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the Issuing Bank and each other Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender shall pay to the Administrative Agent in Dollars, its Revolving Facility Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank in Dollars, the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Facility Borrowing, a Swingline Borrowing, a Term SOFR Revolving Facility Borrowing or a Daily Simple SOFR Revolving Facility Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(f) Obligations Absolute. The obligation of the Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided that, in each case, payment by the Issuing Bank shall not have constituted gross negligence or willful misconduct (as determined in a final and nonappealable judgment by a court of competent jurisdiction). Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided

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that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by a court of competent jurisdiction to have been caused by (i) the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) the Issuing Bank’s refusal to issue a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as determined in a final and nonappealable judgment by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by fax or electronic mail) of such demand for payment and whether the Issuing Bank has made or will make a L/C Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank for such L/C Disbursement shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement but

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as the Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the resigning Issuing Bank shall be replaced in accordance with Section 2.05(i)(i) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or 7.01(i), on the Business Day or (ii) in the case of any other Event of Default, on the third (3rd) Business Day, in each case, following the date on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or 7.01(i), the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit pursuant to this paragraph or pursuant to Section 2.11(b) shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which the Issuing Bank has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(k) Revolving L/C Exposure Determination. Unless otherwise specified herein, the amount or stated amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount or stated amount of such Letter of Credit

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date and amount of such L/C Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such L/C Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 12:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City or as otherwise agreed between the Borrower and the Administrative Agent, and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Facility Borrowings, Swingline Borrowings, Term SOFR Revolving Facility Borrowings and Daily Simple SOFR Revolving Facility Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date (or in the case of an ABR Borrowing, prior to 12:00 p.m., New York City time, on the date of such Borrowing) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

SECTION 2.07. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect, in the case of a Borrowing to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by irrevocable written notice (via an Interest Election Request signed by a Responsible Officer of the Borrower) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section 2.07 shall not be construed to permit the Borrower to elect an Interest Period for Term SOFR Loans that does not comply with Section 2.02(d).

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request made by the Borrower requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the earlier to occur of (A) the Effective Date and (B) if the Effective Date shall not have occurred prior to the Outside Date, the Outside Date and (ii) all other Commitments shall terminate at 5:00 p.m., New York City time, on the earlier to occur of (A) the Maturity Date and (B) if the Effective Date shall not have occurred prior to the Outside Date, the Outside Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments and/or the Term Loan Commitments; provided that (i) each reduction of the Revolving Facility Commitments or the Term Loan Commitments, as applicable, shall be in an amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$2,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments or the Term Loan Commitments, as applicable) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Total Revolving Facility Credit Exposures would exceed the total Revolving Facility Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments or the Term Loan Commitments under paragraph (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments or the Term Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any of the Commitments under any Facility shall be permanent. Each reduction of the Commitments under any Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan made to the Borrower on the Maturity Date and (ii) the Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Lender to the Borrower on such dates and in such amounts as provided in Section 2.10 and (B) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Borrower on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swingline Loan is made or such other date as agreed to in writing between the Borrower and the Swingline Lender; provided that on each date that a Revolving Facility Borrowing (other than a Borrowing that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e)) is made by the Borrower, the Borrower shall repay

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note substantially in the form of Exhibit E-1 or Exhibit E-2, as applicable. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in such form. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Notice of Repayment of Loans and Amortization of Term Loans.

(a) Prior to any repayment of any Borrowing under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be repaid and shall notify the Administrative Agent (and in the case of repayment of a Swingline Loan, the Swingline Lender) in writing of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing, one (1) Business Day before the scheduled date of such repayment, (ii) in the case of a Term SOFR Borrowing, three (3) Business Days before the scheduled date of such repayment and (iii) in the case of a Daily Simple SOFR Borrowing, five (5) Business Days before the scheduled date of such repayment. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Borrowing hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent in writing of such selection not later than 1:00 p.m., New York City time, on the scheduled date of such repayment. Each such notice shall be irrevocable and shall specify the repayment date and the principal amount of each Borrowing or portion thereof to be repaid; provided that, if a notice of repayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of repayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to an outstanding Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof.

(b) The Borrower shall repay Term Loan Borrowings in quarterly principal installments as follows (each such day referred to in the immediately succeeding clauses (i) through (iii), a “Term Loan

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Installment Date”): (i) on the last day of the first (1st) full calendar quarter ending after the Effective Date and the last day of each of the three (3) calendar quarters ending immediately thereafter, a quarterly principal installment in an aggregate principal amount for each such date equal to 0.625% of the aggregate principal amount of the Term Loans made on the Effective Date; (ii) on the last day of each of the twelve (12) calendar quarters ending after the last calendar quarter referred to in clause (i), a quarterly principal installment in an aggregate principal amount for each such date equal to 1.25% of the aggregate principal amount of the Term Loans made on the Effective Date; and (iii) on the last day of each of the calendar quarters ending after the last calendar quarter referred to in clause (ii) and prior to the Maturity Date, a quarterly principal installment in an aggregate principal amount for each such date equal to 1.875% of the aggregate principal amount of the Term Loans made on the Effective Date (in each of the foregoing cases, as adjusted from time to time pursuant to Sections 2.11(a) and 2.11(e)). To the extent not previously repaid, all unpaid Term Loans shall be paid in full by the Borrower on the Maturity Date.

SECTION 2.11. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to the last sentence hereof), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with the provisions of Section 2.10(a). Each prepayment of a Revolving Facility Borrowing shall be applied ratably to the Revolving Facility Loans included in the prepaid Revolving Facility Borrowing, and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing and against the remaining scheduled installments of principal due in respect of the Term Loans of the applicable Class as directed by the Borrower (or, in the absence of such direction, in direct order of maturity). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments required by Section 2.16.

(b) If, on any date, the Administrative Agent notifies the Borrower that the Total Revolving Facility Credit Exposures then outstanding exceeds the aggregate Revolving Facility Commitments of the Lenders on such date, the Borrower shall prepay the outstanding principal amount of any Revolving Facility Loans (or deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Borrower and the Lenders.

(c) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of Holdings, the Borrower or any of the Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Cash Proceeds are so received (or, in the case of a Prepayment Event described in clause (c) of the definition of such term, on the date such Net Cash Proceeds are so received), prepay the Term Loans as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Cash Proceeds in excess of any applicable threshold amount set forth in the definition of the term “Prepayment Event”; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, (i) if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower or its relevant Subsidiaries intend to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Cash Proceeds, to reinvest in assets used or useful in the business (excluding inventory) of the Borrower and/or the Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Cash Proceeds specified in such certificate; provided further that to the extent of any such Net Cash Proceeds therefrom that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Subsidiaries shall have entered into an agreement with an unaffiliated third party to acquire such assets with such Net Cash Proceeds), at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so applied.

(d) [Reserved].

(e) Except as otherwise provided in any Incremental Term Loan Amendment and subject to Section 2.11(g), each mandatory prepayment of Term Loans pursuant to Section 2.11(c) shall be applied ratably to each Class of Term Loans then outstanding. With respect to each Class of Term Loans, all mandatory prepayment amounts pursuant to Section 2.11(c) in respect thereof shall be applied ratably, subject to Section 2.11(g), to the Term Loans included in each prepaid Term Loan Borrowing and against the remaining scheduled installments of principal due in respect of the Term Loans of the applicable Class as directed by the Borrower (or, in the absence of such direction, in direct order of maturity).

(f) Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any or all of the Net Cash Proceeds of any Prepayment Event described in clause (a) or (b) of the definition of such term by a Foreign Subsidiary giving rise to a prepayment event under Section 2.11(c) (a “Foreign Subsidiary Asset Sale Recovery Event”) are prohibited, restricted or delayed by applicable local law, rule or regulation from being repatriated to the United States, an amount equal to the portion of such Net Cash Proceeds so affected will not be required to be paid by the Borrower in respect of the Term Loans at the times provided in this Section 2.11 so long as the applicable local law, rule or regulation will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law, rule or regulation to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds would be permitted under the applicable local law, rule or regulation, the Borrower will promptly (and in any event not later than five (5) Business Days after the date that such repatriation would be permitted under applicable local law, rule or regulation) prepay the Term Loans in an amount equal to such Net Cash Proceeds (net of any additional taxes payable or reserved against as a result thereof), which amount shall be applied to the repayment of the Term Loans pursuant to this Section 2.11 to the extent otherwise provided herein or (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all Net Cash Proceeds from such Foreign Subsidiary Asset Sale Recovery Event could reasonably be expected to result in a material adverse tax consequence to the Borrower or the Subsidiaries with respect to such Net Cash Proceeds, the Borrower shall have no obligation to repay an amount equal to such Net Cash Proceeds so affected until such time that such amounts could be repatriated without incurring such material adverse tax consequence, and once any of such affected Net Cash Proceeds is able to be repatriated to the United States without such material adverse tax consequence, the Borrower will promptly (and in any event not later than five (5) Business Days after such repatriation would cease to incur such material adverse tax consequence) prepay the Term Loans in an amount equal to such Net Cash Proceeds (net of any additional taxes payable or reserved against as a result thereof), which amount shall be applied to the repayment of the Term Loans pursuant to this Section 2.11 to the extent otherwise provided herein.

(g) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.11(c) at least five (5) Business Days (or such shorter period as is reasonably practicable) prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent shall promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of Term Loans). Any Term Lender may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m., New York City time,

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.11(c) not be made (such declined amounts, the “Retained Declined Proceeds”). If a Term Lender fails to deliver the notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. In the event that the aggregate amount of Retained Declined Proceeds is greater than U.S.$0, such amount shall be retained by the Borrower.

SECTION 2.12. Fees.

(a) The Borrower agrees to pay to each Revolving Facility Lender, through the Administrative Agent, a commitment fee (a “Commitment Fee”) on the average daily amount of the Available Unused Revolving Commitment of such Lender during the immediately preceding quarter (or other period commencing with the Effective Date and ending with the date on which the last of the Revolving Facility Commitment of such Lender shall be terminated) at the rate per annum set forth under the caption “Commitment Fee Rate” in the definition of “Applicable Margin” herein. Such Commitment Fee shall accrue during the period from and including the Effective Date to but excluding the date on which such Revolving Facility Commitment terminates. Commitment Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, commencing on the first such date to occur after the Effective Date. All Commitment Fees shall be computed on the basis of the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Facility Commitments terminate) in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero.

(b) The Borrower from time to time agrees to pay to each Revolving Facility Lender, through the Administrative Agent, a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the average daily amount of the Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the quarter ending on such last day (or shorter period commencing with the Effective Date or ending with the later of the date on which the Revolving Facility Commitments shall be terminated and the Revolving L/C Exposure shall be reduced to zero) at the rate per annum equal to the Applicable Margin for Term SOFR Revolving Facility Borrowings effective for each day in such period. The Borrower from time to time agrees to pay to the Issuing Bank, for its own account, (x) a fronting fee in respect of each Letter of Credit issued by the Issuing Bank at the request of the Borrower for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit (computed at a rate equal to 0.125% per annum of the average daily stated amount of such Letter of Credit), plus (y) the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of any L/C Disbursement thereunder (collectively, “Issuing Bank Fees”). L/C Participation Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Facility Commitments terminate and any such fees accruing after the date on which the Revolving Facility Commitments terminate shall be payable on demand. Any other Issuing Bank Fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 360 days.

(c) The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees payable to it as set forth in the Fee Letter in the amounts and at the times specified therein (the “Administrative Agent Fees”).

(d) The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, (i) the ticking fees payable to the Lenders as set forth in the Fee Letter in the amounts and at the times specified therein (the “Ticking Fees”) and (ii) the upfront fees payable to the Lenders as set forth in the Fee Letter in the amounts and at the times specified therein (the “Upfront Fees”).

(e) All Fees shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.13. Interest.

(a) The Borrower shall pay interest on the unpaid principal amount of each ABR Loan (including each Swingline Loan) at the Alternate Base Rate plus the Applicable Margin.

(b) The Borrower shall pay interest on the unpaid principal amount of each Term SOFR Loan at the Adjusted Term SOFR for the Interest Period in effect for such Term SOFR Loan plus the Applicable Margin.

(c) The Borrower shall pay interest on the unpaid principal amount of each Daily Simple SOFR Loan, if applicable pursuant to Section 2.14, at the Adjusted Daily Simple SOFR plus the Applicable Margin.

(d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.08 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (provided that such declaration shall be deemed to have been automatically made upon the occurrence of any Event of Default under Section 7.01(h) or 7.01(i)): (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus (A) the rate applicable to such fee or other obligation, if any, as provided hereunder or (B) otherwise, the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13; provided that this paragraph (d) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(e) Accrued interest on each Loan shall be payable by the Borrower in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the Revolving Facility Commitments and (iii) in the case of the Term Loans, on the Maturity Date; provided that (A) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Facility Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) Interest in respect of Loans shall be paid in Dollars.

SECTION 2.14. Alternate Rate of Interest.

(a) Subject to paragraph (b) of this Section 2.14, if:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost of such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or fax or other electronic communications as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing and any Borrowing Request that requests a Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to the Adjusted Term SOFR applicable to such Term SOFR Loan, then, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) such Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, an ABR Loan.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of the term “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of the term “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(b)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of the term “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Administrative Agent may modify the definition of the term “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term SOFR Borrowing into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR, then, until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, be converted to, and shall constitute, an ABR Loan on such day.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, compulsory loan requirement, insurance charge or other assessment, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the applicable offshore interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein (except for Taxes); or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan to the Borrower or to increase the cost to the Administrative Agent, such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender, the Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to the Administrative Agent, such Lender, the Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate the Administrative Agent, such Lender, the Issuing Bank or such other Recipient, as applicable, for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent, such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or the Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or the Issuing Bank, as applicable, then reasonably determines to be relevant).

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or any of the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by the Administrative Agent, such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or the Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or the Issuing Bank, as applicable, then reasonably determines to be relevant).

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Promptly after any Lender or the Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or the Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith) or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

SECTION 2.17. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower described in

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, in each case on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in Dollars and (ii) to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder or under any other Loan Document shall be deemed to have been made by the time required if such Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Administrative Agent to make such payment.

(b) All payments and any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent, the Swingline Lender and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed L/C Disbursements, to pay any amounts owing in respect of Swap Agreement Obligations and Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.24 (with amounts allocated to the Term Loans of any Class applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to Section 2.10 in inverse order of maturity) and to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate Revolving L/C Exposure, to be held as cash collateral for such Obligations, ratably, and fifth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender from the Borrower or any other Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term SOFR Loan of a Class, except (i) on the expiration date of the Interest Period applicable thereto, or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

Notwithstanding the foregoing, Secured Obligations arising under Banking Services Obligations or Swap Agreement Obligations shall be excluded from the application described above and paid in clause sixth if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Banking Services or Swap Agreements.

(c) If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or under any other Loan Document (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements and Swingline Loans to any assignee or participant, other than to Holdings, the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank pursuant to the terms of this Agreement or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(a)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.05(e), 2.06(b), 2.18(d) or 9.05(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The relevant Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then such Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Loan Party shall have received the prior written consent of the Administrative Agent (and if a Revolving Facility Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Loan Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.19 or in any other provision of this Agreement shall be deemed to prejudice any rights that any Loan Party may have against any Lender that is a Defaulting Lender. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.

SECTION 2.20. Increase in Revolving Facility Commitments and/or Incremental Term Loans.

(a) At any time, the Borrower may by written notice to the Administrative Agent elect to request an increase to the existing Revolving Facility Commitments (any such increase, the “New Revolving Facility Commitments”) and/or to enter into one or more tranches of term loans (any such tranche, the “Incremental Term Loans” and together with the New Revolving Facility Commitments, if any, the “New Commitments”), by an amount not in excess of U.S.$100,000,000 in the aggregate or a lesser amount that is an integral multiple of U.S.$1,000,000 (or such lesser amount agreed by the Administrative Agent) and not less than U.S.$5,000,000. Such notice shall specify the date (an “Increased Amount Date”) on which the Borrower proposes that the New Commitments and, in the case of Incremental Term Loans, the date for borrowing, as applicable, be made available. The Borrower shall notify the Administrative Agent in writing of the identity of each Lender or other financial institution reasonably acceptable to the Administrative Agent (each, a “New Revolving Facility Lender,” an “Incremental Term Lender” or generally, a “New Lender”; provided that no Ineligible Institution may be a New Lender) to whom the New Commitments have been (in accordance with the prior sentence) allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Commitments may

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

elect or decline, in its sole discretion, to provide a New Commitment. Such New Commitments shall become effective as of such Increased Amount Date, and in the case of Incremental Term Loans, shall be made on such Increased Amount Date; provided that (i) the conditions set forth in paragraphs of (b) and (c) of Section 4.02 shall be satisfied or waived by the Required Lenders on such Increased Amount Date before or after giving effect to such New Commitments and Loans; (ii) such increase in the Revolving Facility Commitments and/or the Incremental Term Loans shall be evidenced by one or more joinder agreements executed and delivered to Administrative Agent by each New Lender, as applicable, and each shall be recorded in the register, each of which shall be reasonably satisfactory to the Administrative Agent and subject to the requirements set forth in Section 2.17(f); and (iii) the Borrower shall make any payments required pursuant to Section 2.16 in connection with the provisions of the New Commitments; provided that, with respect to any Incremental Term Loans incurred for the primary purpose of financing a Limited Conditionality Acquisition (“Acquisition-Related Incremental Term Loans”), clause (i) of this sentence shall be deemed to have been satisfied so long as (A) as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto, no Default shall have occurred and be continuing or would result from entry into such Limited Conditionality Acquisition Agreement, (B) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, no Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) is in existence immediately before or after giving effect (including on a Pro Forma Basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (C) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representations or warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified earlier date (provided that no materiality qualifier set forth in this subclause (C) shall be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) and (D) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Term Loans) shall be true and correct in all material respects immediately before and after giving effect to the incurrence of such Acquisition-Related Incremental Term Loans, except to the extent any such representations or warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified earlier date (provided that no materiality qualifier set forth in this subclause (D) shall be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(b) On any Increased Amount Date on which New Revolving Facility Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Facility Lenders shall assign to each of the New Revolving Facility Lenders, and each of the New Revolving Facility Lenders shall purchase from each of the existing Revolving Facility Lenders, at the principal amount thereof, such interests in the outstanding Revolving Facility Loans and participations in Letters of Credit and Swingline Loans outstanding on such Increased Amount Date that will result in, after giving effect to all such assignments and purchases, such Revolving Facility Loans and participations in Letters of Credit and Swingline Loans being held by existing Revolving Facility Lenders and New Revolving Facility Lenders ratably in accordance with their Revolving Facility Commitments after giving effect to the addition of such New Revolving Facility Commitments to the Revolving Facility Commitments, (ii) each New Revolving Facility Commitment shall be deemed for all purposes a Revolving Facility Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Facility Loan and have the same terms as any existing Revolving Facility Loan and (iii) each New Revolving Facility Lender shall become a Lender with respect to the Revolving Facility Commitments and all matters relating thereto.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(c) On any Increased Amount Date on which Incremental Term Loans are effected and borrowed, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan shall be deemed for all purposes a Loan made hereunder, (ii) each Incremental Term Lender shall become a Lender hereunder and (iii) the Incremental Term Loans (A) shall rank pari passu in right of payment and with respect to security with the Revolving Facility Loans and any then-existing Class of Term Loans, (B) shall not mature earlier than the Maturity Date (but may have amortization prior to such date; provided that the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the longest remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to any prepayment thereof that would otherwise modify the Weighted Average Life to Maturity of such then-existing Class of Term Loans)), (C) shall not be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral and (D) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Facility Loans and any then-existing Class of Term Loans (provided that (x) the terms and conditions applicable to any Incremental Term Loans maturing after the Maturity Date may provide for additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date, (y) the Incremental Term Loans may be priced, and may include fees, differently than any then-existing Class of Term Loans and (z) any Incremental Term Loans may participate in any mandatory prepayment under Section 2.11(c) on a pro rata basis (or on less than pro rata basis, but not on a greater than pro rata basis) with any then-existing Class of Term Loans). All Incremental Term Loans made on any Increased Amount Date will be made in accordance with the procedures set forth in Section 2.03.

(d) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of an Increased Amount Date and, in respect thereof, the New Commitments and the New Lenders.

(e) Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender providing such Incremental Term Loans, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase any of its Commitments hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21. [Reserved].

SECTION 2.22. [Reserved].

SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Facility Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Bank’s Revolving L/C Exposure with respect to such Defaulting Lender in accordance with this Section 2.23; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future Revolving L/C Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.23; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.23 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) such Defaulting Lender’s Commitments, Revolving Facility Credit Exposure and Term Loans shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.08); provided that, except as otherwise provided in Section 9.08, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of any amendment, waiver or other modification requiring the consent of each Lender or each Lender adversely affected thereby;

(d) if any Swingline Exposure or Revolving L/C Exposure exists at the time a Revolving Facility Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and Revolving L/C Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders that are Revolving Facility Lenders in accordance with their respective Revolving Facility Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Facility Credit Exposure to exceed its Revolving Facility Commitment and the conditions set forth in Section 4.02 are satisfied at such time;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such Revolving L/C Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s Revolving L/C Exposure during the period such Defaulting Lender’s Revolving L/C Exposure is cash collateralized;

(iv) if the Revolving L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ respective Revolving Facility Percentages; and

(v) if any Defaulting Lender’s Revolving L/C Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s Revolving L/C Exposure shall be payable to the Issuing Bank until such Revolving L/C Exposure is cash collateralized and/or reallocated; and

(e) so long as any Revolving Facility Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Facility Commitments of the non-Defaulting Lenders that are Revolving Facility Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(d), and Swingline Exposure related to any such newly made Swingline Loan or Revolving L/C Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(d)(i) (and such Defaulting Lenders shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Facility Lender to be a Defaulting Lender, then the Swingline Exposure and Revolving L/C Exposure of the Revolving Facility Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Facility Commitment and on such date such Revolving Facility Lender shall purchase at par such of the Revolving Facility Loans of the other Revolving Facility Lenders (other than Swingline Loans)

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

as the Administrative Agent shall determine may be necessary in order for such Revolving Facility Lender to hold such Revolving Facility Loans in accordance with its Applicable Percentage in respect of the Revolving Facility.

SECTION 2.24. Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to each of the Lenders with respect to itself and each of the Subsidiaries that:

SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, the Borrower and the Subsidiaries (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization except for such failures to be in good standing which could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by each of Holdings, the Borrower and the Subsidiaries of each of the Loan Documents to which it is a party, and the borrowings hereunder and the Transactions (a) have been duly authorized by all corporate, stockholder, limited liability company or partnership action required to be obtained by Holdings, the Borrower and any such Subsidiaries and (b) will not (i) violate (A) any provision of (x) law, statute, rule or regulation or (y) the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any such Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, lease, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary is a party or by which any of them or any of their respective property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) (other than subclause (A)(y) thereof) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary, other than the Liens created by the Loan Documents.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, examinership, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for (a) the filing of UCC financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office or, with respect to intellectual property which is the subject of registration or application for registration outside the United States, such applicable patent, trademark or copyright office or other intellectual property authority, (c) such consents, authorizations, filings or other actions that have been made or obtained and are in full force and effect, (d) filings with the SEC reporting the Transactions and (e) such actions, consents and approvals the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Financial Statements. There has heretofore been furnished to the Lenders (a) the audited consolidated and combined balance sheet as of December 31, 2020 and 2019 and the related audited consolidated and combined statements of comprehensive loss, members’ equity and cash flows for the fiscal years then ended of Topco and its consolidated and combined subsidiaries and (b) the unaudited consolidated balance sheet as of June 30, 2021 and the related unaudited consolidated income statement and statement of cash flows for the fiscal quarters and the portion of the fiscal year then ended of Topco and its consolidated subsidiaries, in each case, which were prepared in accordance with GAAP consistently applied during such periods and fairly present, in the case of clause (a), the consolidated and combined financial position of Topco and its consolidated and combined subsidiaries as of the dates thereof and the consolidated and combined results of operations and cash flows thereof for the periods then ended and, in the case of clause (b), the consolidated financial position of Topco and its consolidated subsidiaries as of the date thereof and the consolidated results of operations and cash flows thereof for the period then ended (subject, in case of the financial statements referred to in clause (b), to normal year-end audit adjustments and the absence of footnotes).

SECTION 3.06. No Material Adverse Effect. Since December 31, 2020, there has been no event or occurrence which has resulted in or would reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect.

SECTION 3.07. Title to Properties; Possession Under Leases.

(a) Each of the Borrower and the Subsidiaries has good and valid record fee simple title to, all Material Real Properties, except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower and the Subsidiaries have maintained, in all material respects and in accordance with normal industry practice and subject to normal wear and tear, all of the machinery, equipment, vehicles, facilities and other tangible personal property now owned or leased by the Borrower and the Subsidiaries that is necessary to conduct their business as it is now conducted. All such Material Real Properties are free and clear of Liens, other than

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Liens expressly permitted by Section 6.02 or arising by operation of law. As of the Effective Date, the Loan Parties do not own any Material Real Properties.

(b) The Borrower and the Subsidiaries have complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Borrower and the Subsidiaries own or possess, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08. Litigation; Compliance with Laws.

(a) There are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against or affecting, Holdings, the Borrower or any of the Subsidiaries or any business, property or rights of any such Person (i) as of the Effective Date, that involve any Loan Document or the Transactions or (ii) which individually could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected, individually or in the aggregate, to materially adversely affect the Transactions. None of Holdings, the Borrower, the Subsidiaries or, to the knowledge of any of the Loan Parties, any of their Affiliates is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the “U.S. Patriot Act”).

(b) None of Holdings, the Borrower, the Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit), or any restriction of record, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.09. Federal Reserve Regulations.

(a) None of Holdings, the Borrower or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X.

SECTION 3.10. Investment Company Act. None of Holdings, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.11. Use of Proceeds. The Borrower will use the proceeds of the Loans made on the Effective Date, together with cash on hand of Holdings, the Borrower and the Subsidiaries (including a portion of the SPAC Proceeds), only (a) to finance the Existing Indebtedness Refinancing, (b) to pay Transaction Costs and (c) to the extent of any remaining proceeds, for working capital and other general corporate purposes (including refinancing existing Indebtedness and Permitted Business Acquisitions). The Borrower will use the proceeds of the Loans (other than the Loans made on the Effective Date), and may request the issuance of Letters of Credit, as applicable, only for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including refinancing existing Indebtedness and Permitted Business Acquisitions). The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and each of Holdings and the Borrower shall use reasonable efforts to procure that the Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation, in any material respect, of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case except to the extent permitted for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation in any material respect of any Sanctions applicable to any party hereto.

SECTION 3.12. Tax Returns. Except as set forth on Schedule 3.12:

(a) Each of Holdings, the Borrower and the Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is complete and accurate in all material respects and (ii) has timely paid or caused to be timely paid all material Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves;

(b) Each of Holdings, the Borrower and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before the Effective Date, which Taxes, if not paid or adequately provided for, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

(c) Other than as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect: as of the Effective Date, with respect to Holdings, the Borrower and the Subsidiaries, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other Taxing authority.

SECTION 3.13. No Material Misstatements.

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(a) All written information (other than the Projections, estimates and information of a general economic nature) concerning Holdings, the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Lender Presentation or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects, as of the date such information was furnished to the Lenders and as of the Effective Date and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such Projections and estimates were furnished to the Lenders and as of the Effective Date, and (ii) as of the Effective Date, have not been modified in any material respect by the Borrower.

(c) As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided in respect of the Borrower on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.14. Employee Benefit Plans.

(a) Each Plan has been administered in compliance with the applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder), except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the excess of the present value of all benefit liabilities under each Plan of the Borrower, and each Subsidiary and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events which have occurred or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) All foreign pension schemes sponsored or maintained by Holdings, the Borrower or any Subsidiary are maintained in accordance with the requirements of applicable foreign law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.15. Environmental Matters. Except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (a) no written notice, request for information, order, complaint, Environmental Claim or penalty has been received by Holdings, the Borrower or any of the Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against Holdings, the Borrower or any of the Subsidiaries which allege a violation of or liability under any Environmental Laws, in each case relating to Holdings, the Borrower or any of the Subsidiaries, (b) Holdings, the Borrower and the Subsidiaries has all environmental, health and safety permits necessary for its operations as currently

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

conducted to comply with all applicable Environmental Laws and is, and has been, in compliance with the terms of such permits and with all other applicable Environmental Laws except for non-compliances which have been resolved and the costs of such resolution have been paid, (c) [intentionally omitted], (d) to the knowledge of the Borrower and the Subsidiaries, no Hazardous Material is located at any property currently owned, operated or leased by Holdings, the Borrower or any of the Subsidiaries that would reasonably be expected to give rise to any liability or Environmental Claim of Holdings, the Borrower or any of the Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned or controlled by Holdings, the Borrower or any of the Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any liability or Environmental Claim of Holdings, the Borrower or any of the Subsidiaries under any Environmental Laws, (e) to the knowledge of the Borrower and the Subsidiaries, there are no acquisition agreements pursuant to which Holdings, the Borrower or any of the Subsidiaries has expressly assumed or undertaken responsibility for any liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof, (f) to the knowledge of the Borrower and the Subsidiaries, there are no landfills or disposal areas located at, on, in or under the assets of Holdings, the Borrower or any Subsidiary, and (g) to the knowledge of the Borrower and the Subsidiaries, except as listed on Schedule 3.15, there are not currently and there have not been any underground storage tanks “owned” or “operated” (as defined by applicable Environmental Law) by Holdings, the Borrower or any Subsidiary or present or located on Holdings’, the Borrower’s or any Subsidiary’s Real Property. For purposes of Section 7.01(a), each of the representations and warranties contained in clauses (d), (e), (f) and (g) of this Section 3.15 that are qualified by the knowledge of the Borrower and the Subsidiaries shall be deemed not to be so qualified.

SECTION 3.16. Solvency.

(a) Immediately after giving effect to the Transactions, (i) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

(b) Holdings does not intend to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.17. Labor Matters. There are no strikes pending or threatened against Holdings, the Borrower or any of the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings, the Borrower or any of the Subsidiaries or for which any claim may be made against Holdings, the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to Holdings, the Borrower and the Subsidiaries, taken as a whole.

SECTION 3.18. Insurance. The Borrower has certified to the Administrative Agent a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or the Subsidiaries as of the Effective Date. As of such date, such insurance is in full force and effect. The Borrower believes that the insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries is adequate.

SECTION 3.19. Anti-Corruption Laws and Sanctions. Holdings and the Borrower have implemented and maintain in effect policies and procedures reasonably designed to promote and achieve compliance in all material respects by Holdings, the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, the Borrower, the Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Holdings, the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of Holdings, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.20. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.21. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents, upon execution and delivery by the parties thereto, create legal and valid Liens on all of the Collateral in respect of which and to the extent this Agreement and such other Loan Documents purport to create Liens in favor of the Administrative Agent, for the benefit of the Secured Parties. Upon the proper filing of UCC financing statements, upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by this Agreement or the other Loan Documents), and the taking of all other actions to be taken pursuant to the terms of this Agreement and the other Loan Documents, such Liens constitute perfected first priority Liens on the Collateral (subject to Liens permitted by Section 6.02) to the extent perfection can be obtained by the filing of UCC financing statements, possession or control, securing the Secured Obligations, enforceable against the applicable Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.22. Capitalization and Subsidiaries. As of the Effective Date, Schedule 3.22 sets forth (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ and the Borrower’s Subsidiaries, (b) a true and complete listing of each class of each of Holdings’, the Borrower’s and their Subsidiaries’ authorized Equity Interests, all of which issued Equity

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.22, and (c) the type of entity of Holdings, the Borrower and each of the Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

ARTICLE IV
CONDITIONS OF LENDING

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.08):

(a) The Administrative Agent (or its counsel) shall have received from (i) each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.13(b), may include any Electronic Signatures transmitted by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) and (ii) duly executed copies of the other Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit G.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Winston & Strawn LLP, counsel for the Loan Parties, (ii) Taft Stettinius & Hollister LLP, Wisconsin local counsel for the Loan Parties, (iii) Fox Rothschild LLP, Colorado and Minnesota local counsel for the Loan Parties and (iv) Kutak Rock LLP, Arizona local counsel for the Loan Parties, in each case, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties (in their jurisdiction of organization or formation), the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit G.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying (i) that the representations and warranties contained in Article III are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date), (ii) that no Event of Default or Default has occurred and is continuing as of such date and (iii) that the conditions set forth in Sections 4.01(j) and 4.01(k) have been satisfied.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, certifying a reasonably detailed computation of the Net Leverage Ratio calculated on a Pro Forma Basis as of the Effective Date after giving effect the Transactions.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g) The Lenders shall have received a solvency certificate substantially in the form of Exhibit H and signed by the chief financial officer or another Responsible Officer of Holdings confirming the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(h) [Reserved].

(i) (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act, to the extent requested in writing of the Borrower at least ten (10) Business Days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement (including release by such Lender of its signature page from escrow as of the Effective Date), the condition set forth in this clause (i) shall be deemed to be satisfied).

(j) Prior to or substantially contemporaneously with the initial funding of the Loans on the Effective Date, the Existing Indebtedness Refinancing shall have been consummated and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(k) Prior to or substantially contemporaneously with the initial funding of the Loans on the Effective Date, Topco shall have been acquired or purchased by or shall have merged or combined with or into a publicly traded special purpose acquisition company, as a result of which (i) a portion of the common Equity Interests in Topco shall be held by a special purpose acquisition company, (ii) the common Equity Interests of such special purpose acquisition company shall be publicly held or traded on a U.S. stock exchange and (iii) cash proceeds of such transaction (or any underwritten primary public offering or secondary public offering consummation in connection therewith) in an aggregate amount of not less than U.S.$313,000,000 (or a lesser amount, if mutually agreed by Topco and the special purpose acquisition company) shall have been received by, or paid on behalf of, Topco, Holdings and their direct or indirect equityholders, taken together (the “SPAC Proceeds”), of which not less than U.S.$30,000,000 shall have been contributed to the Borrower as a cash contribution in respect of the common Equity Interests in the Borrower, of which amount at least (A) U.S.$20,000,000 shall have been applied to repay Indebtedness of the Borrower pursuant to the Existing Indebtedness Refinancing and (B) U.S.$10,000,000 shall have been allocated to cash on the combined or consolidated balance sheet of the Borrower and its Subsidiaries (collectively, the “SPAC Transactions”).

(l) The Effective Date shall have occurred prior to the Outside Date.

SECTION 4.02. All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment or extension of a Letter of Credit:

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(a) The Administrative Agent and, in the case of a Swingline Borrowing, the Swingline Lender shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 or 2.04, as applicable, or, in the case of the issuance (or the amendment or extension, other than an automatic extension in accordance with Section 2.05(c), of an outstanding Letter of Credit) of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment or extension of such Letter of Credit as required by Section 2.05(b).

(b) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing or issuance, amendment or extension of a Letter of Credit (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) At the time of and immediately after such Borrowing or issuance, amendment or extension of a Letter of Credit (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit) made by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment or extension, as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

ARTICLE V
AFFIRMATIVE COVENANTS

Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired, in each case, without any pending draw, and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or 6.16(d), and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided that Subsidiaries that are Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties.

(b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Material Real Properties) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement), in each case in this paragraph (b) except where the failure would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Insurance.

(a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document.

(b) Furnish to the Administrative Agent, upon reasonable written request of the Administrative Agent, an insurance certificate with respect to each policy of general liability or casualty insurance maintained by or on behalf of the Loan Parties, which insurance certificate shall indicate that (i) in the case of each general liability insurance policy (other than policies in which such endorsements are not customary), the Administrative Agent, on behalf of the Secured Parties, has been named as an additional insured thereunder and (ii) in the case of each casualty insurance policy (other than business interruption or other policies in which such endorsements are not customary), the Administrative Agent, on behalf of the Secured Parties, has been named as a lender loss payee thereunder; cause each such policy to provide that it shall not be canceled or not renewed upon less than thirty (30) days’ prior written notice thereof (or such lesser period of notice as is customary for such policy) by the insurer to the Administrative Agent; deliver to the Administrative Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c) Notify the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by Holdings, the Borrower or any of the Subsidiaries; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(d) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders, the Issuing Bank and their respective Related Parties shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) Holdings, the Borrower and the other Loan Parties shall look solely to their insurance companies or any parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Issuing Bank or their respective Related Parties. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Borrower hereby agrees, to the extent permitted by law, to waive, and to cause each of the Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, the Issuing Bank and their respective Related Parties; and

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrower and the Subsidiaries or the protection of their properties.

SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto, or (b) the aggregate amount of such Taxes, assessments, charges, levies or claims does not exceed U.S.$1,000,000.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within one hundred and twenty (120) days after the end of each fiscal year of Ultimate Parent, if not filed electronically with the SEC and publicly available for retrieval by the Lenders, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the consolidated financial position of Ultimate Parent and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations and cash flows during such year and, commencing with the fiscal year ending December 31, 2022, setting forth in comparative form the corresponding figures for the prior fiscal year, with all financial statements provided under this paragraph (a), audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect, other than a qualification resulting solely from the classification of any of the Loans as short-term indebtedness during that twelve-month period prior to the Maturity Date or a breach or anticipated breach of Financial Covenants) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations and cash flows of Ultimate Parent and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Ultimate Parent, if not filed electronically with the SEC and publicly available for retrieval by the Lenders, a consolidated balance sheet and related statements of operations and cash flows showing the consolidated financial position of Ultimate Parent and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations and cash flows during such fiscal quarter and the then-elapsed portion of the fiscal year and, commencing with the fiscal quarter ending March 31, 2023, setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of the Borrower, on behalf of Ultimate Parent, as fairly presenting, in all material respects, the financial position and results of operations and cash flows of Ultimate Parent

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in the form of Exhibit I (each, a “Compliance Certificate”) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth as and at the end of such fiscal quarter or fiscal year, as the case may be, reasonably detailed calculations of the amount of the Available Amount and specifying any applicable utilizations of the Available Amount during such fiscal quarter or fiscal year, as applicable, and (iii) commencing with the first fiscal period ending after the Effective Date, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12(a) (in each case, to the extent then in effect); provided that if the consolidated financial statements of Ultimate Parent and its Subsidiaries delivered pursuant to clause (a) or (b) above will differ from the consolidated results of operations and financial position of Holdings and its Subsidiaries (as a stand-alone company) for such applicable period, then, such certificate shall include a schedule prepared by a Financial Officer on behalf of the Borrower setting out in reasonable detail any variances between the consolidated financial position, results of operations and cash flows of Ultimate Parent and its Subsidiaries, on the one hand, and Holdings and its Subsidiaries (as a stand-alone company), on the other hand, for such applicable period, which schedule shall be certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, such variances;

(d) if, as a result of any change in accounting principles and policies from those as in effect on the Effective Date, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to clause (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to clause (a) or (b) above following such change, a schedule prepared by a Financial Officer on behalf of the Borrower reconciling such changes to what the financial statements would have been without such changes;

(e) within ninety (90) days after the beginning of each fiscal year of Ultimate Parent, commencing with the fiscal year ending December 31, 2022, an operating budget, in form satisfactory to the Administrative Agent prepared by the Borrower for each of the four (4) fiscal quarters of such fiscal year prepared in reasonable detail, of Ultimate Parent and its Subsidiaries, accompanied by the statement of a Financial Officer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

(f) (i) on or prior to the last day of each month during the Covenant Relief Period (beginning with the month in which the Second Amendment Effective Date occurs), a projected 13-week cash flow statement in form and substance reasonably satisfactory to the Administrative Agent and covering the 13-week period beginning on the first day of the immediately subsequent month and (ii) within twenty (20) days after the end of each month ending during the Covenant Relief Period (beginning with the month in which the Second Amendment Effective Date occurs), a certificate of a Financial Officer of the Borrower setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.12(b);

(g) promptly, a copy of all reports submitted to the Board of Directors (or any committee thereof) of Holdings, the Borrower or any Subsidiary in connection with any material interim or special audit made by independent accountants of the books of Holdings, the Borrower or any Subsidiary;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(h) promptly, from time to time, (x) such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such financial statements provided and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act and the Beneficial Ownership Regulation, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

(i) promptly upon request by the Administrative Agent and to the extent applicable, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or a Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, which shall furnish to each Lender, written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to Holdings, the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect;

(d) the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; and

(e) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section 5.05 shall (i) be in writing, (ii) contain a heading or a reference line that reads “Notice under Section 5.05 of the Fathom Credit Agreement dated as of December 23, 2021” and (iii) be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. Holdings and the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by Holdings, the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), all at the expense of the Borrower.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and the issuance of Letters of Credit solely for the purposes described in Section 3.11.

SECTION 5.09. Compliance with Environmental Laws. Comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10. Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the applicable Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any additional direct or indirect Subsidiary of the Borrower becomes a Subsidiary Loan Party (for the purposes of this paragraph, disregarding clause (a)(iii) of the definition of such term) (including as a result of becoming a Material Subsidiary) after the Effective Date, within five (5) Business Days (or such later date as is agreed upon by the Administrative Agent) after the date such Subsidiary becomes a Subsidiary Loan Party (including as a result of becoming a Material Subsidiary), notify the Administrative Agent and the Lenders thereof and, within sixty (60) Business Days after the date such Subsidiary becomes a Subsidiary Loan Party (including as a result of becoming a Material Subsidiary) (or such later date as is agreed upon by the Administrative Agent), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party. The Administrative Agent may (in its sole discretion) extend such date to a later date acceptable to the Administrative Agent.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(c) In the case of any Loan Party, (i) furnish to the Administrative Agent prompt written notice of any change (A) in such Loan Party’s corporate or organization name, (B) in such Loan Party’s identity or organizational structure or jurisdiction of organization or (C) in such Loan Party’s organizational identification number; provided that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(d) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied if such action would violate Section 9.21 hereof. In addition, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any Equity Interests acquired after the Effective Date in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) such law or obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Equity Interests (provided that the foregoing clause (B) shall not apply in the case of a joint venture, including a joint venture that is a Subsidiary), (ii) any assets acquired after the Effective Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) that is secured by a Lien permitted pursuant to Section 6.02(i)) or (iii) any Equity Interests in or any asset of a Foreign Subsidiary if the Borrower demonstrates to the Administrative Agent and the Administrative Agent determines (in its reasonable discretion) that the cost of the satisfaction of the Collateral and Guarantee Requirement of this Section 5.10 with respect thereto exceeds the value of the security offered thereby; provided that, upon the reasonable request of the Administrative Agent, the Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (i) and (ii) above, other than those set forth in a joint venture agreement to which the Borrower or any Subsidiary is a party.

(e) If any Material Real Property is acquired by any Loan Party after the Effective Date or any Subsidiary that owns a Material Real Property becomes a Loan Party, the Borrower will (i) promptly notify the Administrative Agent and the Lenders thereof and (ii) within ninety (90) days after the date of occurrence of the applicable event (or such later date as is agreed upon by the Administrative Agent) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to comply with the requirements set forth in clause (g) of the definition of the term “Collateral and Guarantee Requirement”.

SECTION 5.11. Fiscal Year. In the case of Holdings and its Subsidiaries, cause their fiscal year to end on December 31 and each fiscal quarter to end on March 31, June 30, September 30 and December 31.

SECTION 5.12. Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth in Schedule 5.12, in each case within the time periods specified therein (including any extension of such time periods permitted by the Administrative Agent pursuant to paragraph (i) of the definition of “Collateral and Guarantee Requirement”).

ARTICLE VI
NEGATIVE COVENANTS

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Each of Holdings (solely with respect to Sections 6.09(a) and 6.16) and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, Holdings (solely with respect to Sections 6.09(a) and 6.16) will not, and the Borrower will not, and will not cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Effective Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a Person not affiliated with the Borrower or any Subsidiary);

(b) the Secured Obligations;

(c) Indebtedness of the Borrower and the Subsidiaries pursuant to Swap Agreements permitted by Section 6.13;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than thirty (30) days following such incurrence;

(e) Indebtedness of the Borrower or any Subsidiary owed to the Borrower or any Subsidiary to the extent permitted by Section 6.04, provided that Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f) Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within three (3) Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within sixty (60) days from its incurrence;

(h) (i) Indebtedness of a Subsidiary acquired after the Effective Date or a Person merged into or consolidated with the Borrower or any Subsidiary after the Effective Date and Indebtedness assumed in connection with the acquisition of assets after the Effective Date, which Indebtedness, in each case, exists

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, provided that the aggregate principal amount of such Indebtedness at the time of, and after giving effect to, such acquisition, merger or consolidation, such assumption or such incurrence, as applicable (together with Indebtedness outstanding pursuant to this paragraph (h) and paragraph (i) of this Section 6.01), would not exceed the greater of (A) U.S.$2,500,000 and (B) 6.25% of EBITDA as of the last day of the most recently ended Test Period at any time outstanding;

(i) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to paragraph (h) of this Section 6.01 and this paragraph (i)) would not exceed the greater of (x) U.S.$2,500,000 and (y) 6.25% of EBITDA as of the last day of the most recently ended Test Period at any time outstanding;

(j) Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03;

(k) other Indebtedness, in an aggregate principal amount at any time outstanding pursuant to this paragraph (k) not in excess of the greater of (i) U.S.$5,900,000 and (ii) 15.0% of EBITDA as of the last day of the most recently ended Test Period;

(l) Guarantees (i) by any Loan Party of any Indebtedness of the Borrower or any Loan Party expressly permitted to be incurred under this Agreement, (ii) by the Borrower or any Subsidiary of Indebtedness otherwise expressly permitted hereunder of the Borrower or any Subsidiary that is not a Loan Party to the extent permitted by Section 6.04, (iii) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party; provided that all Foreign Subsidiaries may guarantee obligations of other Foreign Subsidiaries under ordinary course cash management obligations, and (iv) by the Borrower or any Subsidiary of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01; provided that Guarantees by any Loan Party under this Section 6.01(l) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms consistent with those used, or to be used, for Subordinated Intercompany Debt;

(m) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(n) Indebtedness of Foreign Subsidiaries (including letters of credit or bank guarantees (other than Letters of Credit issued pursuant to Section 2.05)) for working capital purposes incurred in the ordinary course of business in an aggregate amount not to exceed the greater of (i) U.S.$1,400,000 and (ii) 3.5% of EBITDA as of the last day of the most recently ended Test Period outstanding at any time;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(o) Subordinated Indebtedness; provided that, both immediately prior to and after giving effect (including pro forma effect) thereto, (i) no Default or Event of Default shall exist or would result therefrom, (ii) the Borrower is in compliance with the Financial Covenants calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period and (iii) in the case of any Subordinated Indebtedness incurred prior to March 31, 2024, the Net Leverage Ratio shall not exceed 5.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period;

(p) unsecured Indebtedness issued to employees, officers, directors and consultants to repurchase Equity Interests of any direct or indirect equityholder of Holdings or any Affiliate thereof, to the extent such repurchase would not be prohibited by Section 6.06;

(q) Indebtedness consisting of the financing of insurance premiums or take-or-pay contracts in the ordinary course of business;

(r) Ratio Debt; provided that, both immediately prior to and after giving effect (including pro forma effect) thereto, (i) no Default or Event of Default shall exist or would result therefrom, (ii) the Borrower is in compliance with the Financial Covenants calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period and (iii) the Net Leverage Ratio shall not exceed 3.75 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period; and

(s) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (r) above.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Effective Date and set forth on Schedule 6.02; provided that such Liens shall secure only those obligations that they secure on the Effective Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary;

(b) any Lien created under the Loan Documents;

(c) any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h), provided that (i) such Lien does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the applicable acquisition, merger or consolidation (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition, merger or consolidation), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, such Lien is permitted in accordance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(e) Liens imposed by law (including Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, warranty bonds, bids, government contracts, completion or performance guarantees and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning and building restrictions, easements, encumbrances, trackage rights, leases (other than Capital Lease Obligations), subleases, conditions, covenants, licenses, special and general assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that do not render title unmarketable and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary or would result in a Material Adverse Effect;

(i) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(i) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by the Borrower or any Subsidiary in connection with such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (other than to accessions to such equipment or other property or improvements); provided further that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

(j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(l) Liens disclosed by the title insurance policies and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of, or Liens created by, a lessor under any leases or subleases entered into by the Borrower or any Subsidiary, as tenant, in the ordinary course of business;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01(f) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(q) licenses of intellectual property granted in the ordinary course of business;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens on the assets of a Foreign Subsidiary that do not constitute Collateral and which secure Indebtedness of such Foreign Subsidiary that is not otherwise secured by a Lien on the Collateral under the Loan Documents and that is permitted to be incurred under Section 6.01(a), 6.01(k) or 6.01(n);

(t) Liens upon specific items of inventory or other goods and proceeds of the Borrower or any of the Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(u) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of the Subsidiaries in the ordinary course of business;

(w) Liens on the assets of a Foreign Subsidiary which secure Indebtedness of such Foreign Subsidiary that is permitted to be incurred under Section 6.01(k) or 6.01(n); provided, however, that if such Liens are on assets that constitute Collateral, such Liens may be pari passu with, but not prior to, the Liens granted in favor of the Administrative Agent under the Collateral Agreement unless such Liens secure letters of credit or bank guarantees and such assets constitute the rights of such Foreign Subsidiary under the contracts and agreements in respect of which such Indebtedness was incurred;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(x) Liens securing insurance premium financing arrangements permitted by Section 6.01(q);

(y) Liens on Collateral securing any Ratio Debt permitted by Section 6.01(r); provided that the applicable junior lien secured parties (or a representative or trustee thereof on their behalf) shall have entered into a customary intercreditor agreement reasonably acceptable to the Administrative Agent providing that the Liens securing such obligations shall rank junior to the Liens securing the Obligations; and

(z) Liens securing Indebtedness and other obligations in a principal amount not to exceed U.S.$1,000,000 at any time outstanding.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Lease-Back Transaction”), except for any such Sale and Lease-Back Transaction (a) entered into by the Borrower or any Subsidiary in respect of any fixed or capital assets (i) acquired or constructed by the Borrower or any Subsidiary after the Effective Date and (ii) sold or transferred by the Borrower or any Subsidiary for cash consideration in an amount not less than the fair value of such fixed or capital asset and (b) consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset; provided that at the time of consummation of such Sale and Lease-Back Transaction and after giving effect thereto, (x) the Borrower is in compliance with the Financial Covenants calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period and (y) in the case of any Sale and Lease-Back Transaction consummated during the Covenant Relief Period, the Net Leverage Ratio shall not exceed 3.75 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger or consolidation with a Person that is not a Wholly Owned Subsidiary immediately prior to such merger or consolidation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), in any other Person, except:

(a) Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) after the Effective Date by (i) Loan Parties in Subsidiaries that are not Loan Parties in an aggregate outstanding amount (calculated without giving effect to any write-off or write-down thereof) not to exceed an amount equal to the greater of (A) U.S.$2,500,000 and (B) 6.25% of EBITDA as of the last day of the most recently ended Test Period; (ii) Loan Parties in other Loan Parties and (iii) Subsidiaries that are not Loan Parties in Loan Parties;

(b) Permitted Investments and investments that were Permitted Investments when made;

(c) Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(d) (i) loans and advances to employees of the Borrower or any Subsidiary in the ordinary course of business not to exceed U.S.$500,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

(e) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(f) Swap Agreements permitted pursuant to Section 6.13;

(g) Investments existing on the Effective Date and set forth on Schedule 6.04;

(h) Investments resulting from pledges and deposits referred to in Sections 6.02(f) and 6.02(g);

(i) so long as immediately before and after giving effect thereto no Event of Default shall be continuing, Investments in connection with joint ventures and minority investments in an aggregate outstanding amount (calculated without giving effect to any write-off or write-down thereof) not to exceed the greater of (i) U.S.$2,500,000 and (ii) 6.25% of EBITDA as of the last day of the most recently ended Test Period; provided that the aggregate outstanding amount (calculated without giving effect to any write-off or write-down thereof) of Investments made in reliance upon this Section 6.04(i), together with the aggregate outstanding amount (calculated without giving effect to any write-off or write-down thereof) of any Investments made in reliance upon Section 6.04(t), in each case to the extent made during the Covenant Relief Period, shall not exceed the greater of (x) U.S.$3,000,000 and (y) 7.50% of EBITDA as of the last day of the most recently ended Test Period;

(j) so long as the Available Amount Conditions are satisfied at the time of such Investment, other Investments in an amount not to exceed the Available Amount;

(k) Investments constituting Permitted Business Acquisitions; provided that, for all Non-Guarantor Permitted Business Acquisitions, the aggregate amount consideration paid or payable (including the purchase price, all deferred payments, all Indebtedness assumed and all other consideration) for all such Non-Guarantor Permitted Business Acquisitions shall not exceed the greater of (i) U.S.$3,900,000 and (ii) 10.0% of EBITDA as of the last day of the most recently ended Test Period; provided further that no Investments shall be made in reliance upon this Section 6.04(k) during the Covenant Relief Period;

(l) Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) after the Effective Date by Subsidiaries that are not Loan Parties in any Loan Party or other Subsidiary;

(m) the Transactions;

(n) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

(o) Investments of a Subsidiary acquired after the Effective Date or of a Person merged into the Borrower or merged into or consolidated with a Subsidiary in accordance with Section 6.05 after

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business;

(q) promissory notes or other obligations issued to the Borrower or any of the Subsidiaries by directors, officers, employees or consultants in connection with such person’s purchase of Equity Interests of any direct or indirect equityholder of Holdings, so long as no cash or Permitted Investments is advanced in connection with such Investment;

(r) Investments acquired in connection with any Permitted Business Acquisition, including any existing Investments held by any Person acquired in a Permitted Business Acquisition (provided that such Investment is not made in contemplation of such Permitted Business Acquisition);

(s) other Investments; provided that, both immediately prior to and after giving effect (including pro forma effect) thereto, (i) no Event of Default shall exist or would result therefrom, (ii) the Borrower is in compliance with the Financial Covenants calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period and (iii) the Net Leverage Ratio shall not exceed 2.75 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period; and

(t) other Investments in an aggregate outstanding amount (without giving effect to any write-off or write-down thereof) not to exceed the greater of (i) U.S.$5,000,000 and (ii) 12.5% of EBITDA as of the last day of the most recently ended Test Period; provided that the aggregate outstanding amount (calculated without giving effect to any write-off or write-down thereof) of Investments made in reliance upon this Section 6.04(t), together with the aggregate outstanding amount (calculated without giving effect to any write-off or write-down thereof) of any Investments made in reliance upon Section 6.04(i), in each case to the extent made during the Covenant Relief Period, shall not exceed the greater of (x) U.S.$3,000,000 and (y) 7.50% of EBITDA as of the last day of the most recently ended Test Period.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary or preferred equity interests of the Borrower (except to the extent that no cash interest or other cash payments are required in respect thereof), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section 6.05 shall not prohibit:

(a) (i) the purchase and sale of inventory, supplies, services, materials and equipment and the purchase and sale of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business by the Borrower or any Subsidiary, (ii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iii) the sale or other disposition of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger or consolidation of any Subsidiary into the Borrower in a transaction in which the Borrower is the surviving Person, (ii) the merger or consolidation of any

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Subsidiary into or with any Loan Party (other than Holdings or the Borrower) in a transaction in which the surviving or resulting entity is a Loan Party and, in the case of each of clauses (i) and (ii), no Person other than the Borrower or a Loan Party receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not a Loan Party into or with any other Subsidiary that is not a Loan Party or (iv) the liquidation or dissolution (other than the Borrower) or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(c) sales, transfers, leases or other dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.07; provided further that the aggregate gross proceeds of any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance upon this paragraph (c) and the aggregate gross proceeds of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon paragraph (g) below by a Loan Party to a Subsidiary that is not a Loan Party shall not exceed, in any fiscal year of Holdings, the greater of (i) U.S.$1,400,000 and (ii) 3.5% of EBITDA as of the last day of the most recently ended Test Period;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Liens permitted by Section 6.02 and dividends, distributions and repurchases of Equity Interests permitted by Section 6.06;

(f) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05; provided that the aggregate gross proceeds (including non-cash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (g) and in reliance upon the second proviso to paragraph (c) above shall not exceed, in any fiscal year of Holdings, the greater of (i) U.S.$1,400,000 and (ii) 3.5% of EBITDA as of the last day of the most recently ended Test Period;

(h) any purchase, lease, or other acquisition of assets, or any merger or consolidation, in each case in connection with a Permitted Business Acquisition permitted under Section 6.04(k), provided that following any such merger or consolidation (i) involving the Borrower, the Borrower is the surviving Person and (ii) involving any Loan Party other than the Borrower, the surviving or resulting entity shall be a Loan Party that is a Wholly Owned Subsidiary;

(i) licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Subsidiary in the ordinary course of business; and

(j) abandonment, cancellation or disposition of any intellectual property of the Borrower or any Subsidiary in the ordinary course of business.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph (c) hereof) unless such disposition is for fair market value, (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a) (other than clause (iii) thereof) or (d) of this Section 6.05 unless such disposition is for at least 75% cash consideration and (iii) no sale, transfer or other disposition of assets in excess of U.S.$500,000 shall be

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that for purposes of clauses (ii) and (iii), the amount of any secured Indebtedness or other Indebtedness of a Subsidiary that is not a Loan Party (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Subsidiary of the Borrower that is assumed by the transferee of any such assets shall be deemed cash.

SECTION 6.06. Dividends and Distributions. Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) any Subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to, the Borrower or to any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any subsidiary that is a direct or indirect parent of such subsidiary and to each other owner of Equity Interests of such subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such subsidiary) based on their relative ownership interests);

(b) non-cash Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries;

(c) (i) the Borrower may make distributions to Holdings, and Holdings may make distributions to Topco, to permit Topco to make distributions to the holders of its Equity Interests in an aggregate amount necessary for Topco or such holders of its Equity Interests (or the direct or indirect owners of such holders of its Equity Interests) to pay their actual income tax liabilities in respect of income earned by the Borrower and its Subsidiaries as determined by the tax calculation formula in the operating agreement of Topco as in effect on the Effective Date (without any modification of the terms of the tax calculation formula in such operating agreement), so long as each of Topco, Holdings and the Borrower is a tax pass through entity (“Tax Distributions”), and (ii) the Borrower may make distributions to Holdings, and Holdings may make distributions to Topco, in such amounts, and at such times, as is necessary to enable Ultimate Parent to timely satisfy Ultimate Parent’s payments obligations under the Tax Receivable Agreement;

(d) [reserved];

(e) [reserved];

(f) so long as the Available Amount Conditions are satisfied at the time of the making of a Restricted Payment, Restricted Payments in an amount not to exceed the Available Amount; provided that no Restricted Payments shall be made in reliance upon this Section 6.06(f) during the Covenant Relief Period;

(g) other Restricted Payments; provided that, both immediately prior to and after giving effect (including pro forma effect) thereto, (i) no Event of Default shall exist or would result therefrom, (ii) the Borrower is in compliance with the Financial Covenants calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period and (iii) the Net Leverage Ratio shall not exceed 2.50 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period; provided further that no Restricted Payments shall be made in reliance upon this Section 6.06(g) during the Covenant Relief Period; and

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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(h) the Borrower may make Restricted Payments to Holdings in such amounts, and at such times, as is necessary to enable Holdings (or any parent company thereof, including Topco and Ultimate Parent) to pay (i) general administrative costs and expenses (including corporate overhead, legal, accounting and other professional fees), insurance costs and similar expenses and customary wages, salary, bonus, indemnifications and other benefits payable to directors, officers, employees, members of management, consultants and/or independent contractors of Holdings (or any parent company thereof), in each case, which are incurred by Holdings (or any parent thereof) in the ordinary course of business and only to the extent such costs and expenses are attributable to the ownership or operations of Holdings (or any parent company thereof, but excluding the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any such parent company other than Holdings, the Borrower and/or its Subsidiaries), the Borrower and/or its Subsidiaries; (ii) out-of-pocket costs and expenses incurred by Holdings (or any parent company thereof) in connection with the SPAC Transactions or any securities offerings and exchanges of Equity Interests by Holdings (or any parent company thereof); (iii) out-of-pocket costs and expenses incurred by Holdings (or any parent company thereof) for directors’ and shareholders’ meetings and preparing corporate and similar records of Holdings (or any parent company thereof), preparing and filings reports and notices to or with any Governmental Authorities or securities exchanges and preparing reports to its direct and indirect equity holders, in each case, which are incurred by Holdings (or any parent thereof) in the ordinary course of business; and (iv) franchise fees, franchise Taxes and similar fees, Taxes and expenses incurred by Holdings (or any parent company thereof) that are required to maintain the organizational existence of Holdings (or any parent company thereof), in each case, which are incurred by Holdings (or any parent thereof) in the ordinary course of business and only to the extent such fees, Taxes and expenses are attributable to the ownership or operations of Holdings (or any parent company thereof, but excluding the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any such parent company other than Holdings, the Borrower and/or its Subsidiaries), the Borrower and/or its Subsidiaries.

SECTION 6.07. Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i) transactions among the Borrower and the Loan Parties and transactions among the non-Loan Parties otherwise permitted by this Agreement;

(ii) any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees of Holdings (or any parent company thereof), the Borrower and the Subsidiaries under arrangements entered into in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of Holdings (or any parent company thereof), the Borrower and the Subsidiaries pursuant to such arrangements;

(iii) transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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(iv) any employment agreement or employee benefit plan entered into by the Borrower or any of the Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(v) transactions otherwise permitted under Section 6.01, Section 6.04 and Section 6.06;

(vi) transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice;

(vii) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate;

(viii) so long as not otherwise prohibited under this Agreement, guarantees of performance by the Borrower or any Subsidiary of any other Subsidiary that is not a Loan Party in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money; and

(ix) if such transaction is with a Person in its capacity as a holder (A) of Indebtedness of the Borrower or any Subsidiary where such Person is treated no more favorably than the other holders of Indebtedness of the Borrower or any Subsidiary or (B) of Equity Interests of the Borrower or any Subsidiary where such Person is treated no more favorably than the other holders of Equity Interests of the Borrower or any Subsidiary.

SECTION 6.08. Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by it on the Effective Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

SECTION 6.09. Limitation on Modifications of Organizational Documents; Modifications of Subordinated Indebtedness; and Burdensome Agreements.

(a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of formation or incorporation or by-laws or partnership agreement or limited liability company operating agreement of Holdings, the Borrower or any of the Subsidiaries.

(b) Amend or modify, or permit the amendment or modification of, any provision of any Subordinated Indebtedness Document or any agreement relating thereto, other than amendments or modifications that are not in any manner materially adverse to Lenders and that do not affect the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

subordination provisions thereof (if any) in a manner adverse to the Lenders (including any increase in any amounts (including any rates) paid or payable thereunder or in connection therewith).

(c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by such Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions in effect on the Effective Date under any agreement related to Indebtedness existing on the Effective Date and contractual encumbrances or restrictions under any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Effective Date that does not expand the scope of any such encumbrance or restriction;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(G) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale; or

(J) any agreement in effect at the time such Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

SECTION 6.10. Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter of Holdings, commencing with the fiscal quarter ending on March 31, 2024, to be less than the applicable ratio set forth opposite such fiscal quarter below:

Fiscal Quarter	Interest Coverage Ratio

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Each fiscal quarter ending on and after March 31, 2024 through and including June 30, 2024	2.00 to 1.00
Fiscal quarter ending on September 30, 2024	2.25 to 1.00
Fiscal quarter ending on December 31, 2024	2.50 to 1.00
Fiscal quarter ending on March 31, 2025 and each fiscal quarter thereafter	3.00 to 1.00

SECTION 6.11. Net Leverage Ratio. Permit the Net Leverage Ratio as of the last day of any fiscal quarter of Holdings, commencing with the fiscal quarter ending on March 31, 2024, to be greater than the applicable ratio set forth opposite such fiscal quarter below; provided that in the event the Borrower or any of the Subsidiaries consummates a Qualified Material Acquisition after the Covenant Relief Period, the Borrower may, by notice delivered to the Administrative Agent, elect to increase the maximum Net Leverage Ratio permitted by this Section 6.11 to 4.00 to 1.00 with respect to the fiscal quarter during which such Qualified Material Acquisition shall have been consummated and each of the three immediately following fiscal quarters; provided further that no such election may be made unless, as of the end of at least two consecutive fiscal quarters immediately preceding such election, the Net Leverage Ratio maintained pursuant to this Section 6.11 was not greater than the Net Leverage Ratio that would have been required for such fiscal quarters pursuant to this Section 6.11 without giving effect to the immediately preceding proviso:

Fiscal Quarter	Net Leverage Ratio
Fiscal quarter ending on March 31, 2024	5.00 to 1.00
Fiscal quarter ending on June 30, 2024	4.75 to 1.00
Fiscal quarter ending on September 30, 2024	4.50 to 1.00
Fiscal quarter ending on December 31, 2024	4.00 to 1.00
Fiscal quarter ending on March 31, 2025 and each fiscal quarter thereafter	3.50 to 1.00

SECTION 6.12. Minimum EBITDA and Liquidity. (a) As of the last day of any fiscal quarter of Holdings set forth below, commencing with the fiscal quarter ending on March 31, 2023, permit EBITDA (calculated for purposes of this Section 6.12(a) without giving effect to any adjustments made pursuant to clauses (xii) through (xvi) and clause (xviii) of the definition thereof) for the portion of the fiscal year of Holdings ending on the last day of such fiscal quarter to be less than the applicable amount set forth opposite such fiscal quarter below:

Fiscal Quarter	Minimum EBITDA
Fiscal quarter ending on March 31, 2023	$3,100,000
Fiscal quarter ending on June 30, 2023	$8,750,000
Fiscal quarter ending on September 30, 2023	$16,750,000
Fiscal quarter ending on December 31, 2023	$24,400,000

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(b) As of the last day of any month ending on and after March 31, 2023 through and including December 31, 2024, permit the Liquidity to be less than $13,500,000.

SECTION 6.13. Swap Agreements. Enter into any Swap Agreement, other than (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary, and (c) forward contracts entered into in connection with an accelerated share repurchase program with respect to purchases of Equity Interests permitted under Section 6.06.

SECTION 6.14. Designated Senior Debt. Designate any Indebtedness of the Borrower or any of the Subsidiaries other than the Secured Obligations as “senior indebtedness” or “designated senior indebtedness” or words of similar import under and in respect of any other indenture, agreement or instrument under which any other Subordinated Indebtedness is outstanding.

SECTION 6.15. Restricted Debt Payments. Make any payment in cash on or in respect of principal of or interest on any Restricted Debt, including any sinking fund or similar deposit, on account of the purchase, defeasance, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (collectively, “Restricted Debt Payments”), except:

(a) any Restricted Debt Payment made by exchange for, or out of the proceeds of Permitted Refinancing Indebtedness permitted by Section 6.01;

(b) as part of an “applicable high yield discount obligation” catch-up payment;

(c) payments of regularly scheduled principal and interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Restricted Debt that are prohibited by the subordination provisions thereof);

(d) so long as the Available Amount Conditions are satisfied at the time of the making of a Restricted Debt Payment, Restricted Debt Payments in an amount not to exceed the Available Amount; and

(e) other Restricted Debt Payments; provided that, both immediately prior to and after giving effect (including pro forma effect) thereto, (i) no Event of Default shall exist or would result therefrom, (ii) the Borrower is in compliance with the Financial Covenants calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period and (iii) the Net Leverage Ratio shall not exceed 2.75 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period.

SECTION 6.16. Permitted Activities of Holdings. Holdings will not:

(a) incur any indebtedness for borrowed money, other than (i) the Indebtedness incurred by Holdings under the Loan Documents, (ii) Guarantees of Indebtedness or other obligations of the Borrower and/or any Subsidiary, which Indebtedness or other obligations are permitted hereunder, and (iii) Indebtedness owed to the Borrower or any Subsidiary;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(b) create or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than (i) the Liens created under the Security Documents to which it is a party and (ii) Liens of the type permitted under Section 6.02 (other than in respect of indebtedness for borrowed money);

(c) engage in any business activity, other than (i) holding the Equity Interests in the Borrower and, indirectly, any Subsidiary of the Borrower (it being agreed that Holdings will not own (except on an interim basis in connection with any transaction otherwise permitted under this Section 6.16) Equity Interests of any other Person), and acting as a holding company with respect thereto, (ii) the entry into, and the performance of its obligations under, the Loan Documents and the agreements or instruments evidencing or governing other Indebtedness and Guarantees permitted hereunder (including, subject to paragraph (b) of this Section 6.16, the granting of Liens with respect thereto), (iii) the consummation of the Transactions, (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes), (v) preparing reports to Governmental Authorities and to its equityholders, (vi) holding director and equityholder meetings, preparing organizational records and other organizational activities required to maintain its legal existence or to comply with applicable law, (vii) (A) issuing, selling, converting, exchanging or otherwise transacting in respect of its Equity Interests and making any dividend or other distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any of its Equity Interests and (B) performing activities in preparation for and consummating any public offering of, or any other issuance or sale of, its or any of its parent company’s Equity Interests, including paying fees and expenses related thereto and entry into, and performance of its obligations under, any agreement relating thereto, (viii) holding cash and Permitted Investments, maintaining deposit accounts and holding other assets received from any Person holding any Equity Interests in Holdings (including as a result of issuance, sale, conversion, exchange or other transaction in respect of, or a capital contribution in respect of, any Equity Interests in Holdings) or, subject to paragraph (a) of this Section 6.16, as proceeds of incurrence of any Indebtedness, or, in each case, the proceeds and products of any of the foregoing, (ix) (A) any transaction (including any Restricted Payment and Investment) between Holdings, on the one hand, and the Borrower or any of the Subsidiaries, on the other hand, in each case, expressly permitted under this Article VI, (B) any other transaction or activity expressly contemplated under this Article VI to be undertaken by Holdings or any parent company thereof and (C) any purchase of any Indebtedness of the Borrower or any of the Subsidiaries, and, in each case under this clause (ix), holding any assets received as a result of such transaction, (x) the entry into, and performance of its obligations under, contracts and other arrangements with current or former directors, officers, consultants and employees of Holdings, any parent company thereof, the Borrower or any of the Subsidiaries, including the providing of indemnification to such Persons and the making of Investments of the type permitted under Section 6.04(d), (xi) participating in tax, accounting and other administrative matters, (xii) the obtainment of, and the payment of any fees, expenses and indemnities for, management, consulting, monitoring, investment banking, advisory, legal and other services, including any services or payments of the type permitted under Sections 6.07(b)(ii) and 6.07(b)(iv), (xiii) the entry into, and performance of its obligations under, its organizational documents or any document or agreement not prohibited under this Section 6.16(c) to be entered into or undertaken by Holdings, (xiv) complying with applicable law and (xv) activities incidental to any of the foregoing; or

(d) merge with or into or consolidate with any other Person; provided that Holdings may merge with or into or consolidate with any other Person (other than the Borrower and any of the Subsidiaries) so long as (i) either (A) Holdings is the continuing or surviving Person or (B) the continuing or surviving Person (if not Holdings) (any such Person, the “Successor Holdings”) (x) is an entity organized or existing under the law of the United States, any state thereof or the District of Columbia and (y) expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent, (ii) if Holdings is not the continuing or surviving Person, the Administrative Agent shall have received all documentation and

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

other information regarding the Successor Holdings requested in writing of the Borrower in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act, and (iii) no Change in Control results therefrom; it being understood and agreed that (I) if the foregoing conditions under clauses (i), (ii) and (iii) are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents and (II) Holdings may convert into another form of entity so long as such conversion does not materially impair the Guarantee or the Collateral (or the Liens on the Collateral) provided by Holdings pursuant to the Loan Documents.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect when so made, deemed made or furnished by the Borrower or any other Loan Party;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;

(d) default shall be made in the due observance or performance by Holdings of any covenant or agreement contained in Section 5.01(a) (with respect to Holdings) or Section 6.09(a) or 6.16 or by the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.08 or 5.10(b) or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) knowledge of such default by any Loan Party or (ii) notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due or being terminated prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Swap Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate such Material Indebtedness or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, the Borrower or any of the Subsidiaries shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (in each case, with all applicable grace

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

periods having expired); provided that clause (f)(i) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (B) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (C) any termination events or equivalent events pursuant to the terms of any Swap Agreement that are not the result of any default thereunder by Holdings, the Borrower or any Subsidiary;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any of the Subsidiaries or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by Holdings, the Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of U.S.$5,000,000 (net of any amounts which are covered by insurance or bonded), which judgments are not discharged or effectively waived or stayed for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

(k) one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(l) (i) any Loan Document shall for any reason be asserted in writing by Holdings, the Borrower or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to Collateral that is not immaterial to Holdings, the Borrower and the other Loan Parties on a consolidated basis shall cease to be, or shall be asserted in writing by Holdings, the Borrower or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (A) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file UCC continuation statements, (B) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (C) any such loss of validity, perfection or priority is the result of any failure by the Administrative Agent to take any action necessary to secure the validity, perfection or priority of the liens, or (iii) the Guarantees pursuant to the Security Documents by any of the Loan Parties of any of the Secured Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any of the Loan Parties not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Secured Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand cash collateral pursuant to Section 2.05(j); and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Secured Obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02. Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 7.01, commencing with the fiscal quarter of Holdings ending on March 31, 2024, in the event that the Borrower fails (or, but for the operation of this Section 7.02, would fail) to comply with the requirements of the Financial Covenants, until the expiration of the tenth (10th) Business Day subsequent to the date the certificate calculating the Financial Covenants is required to be delivered pursuant to Section 5.04(c) with respect to the applicable fiscal quarter or fiscal year (the “Cure Expiration Date”), Holdings shall have the right, for the benefit of the Borrower, so long as the proceeds of such Specified Cure Contribution (as defined below) are contributed to the Borrower, to issue Eligible Equity Interests for cash or to receive a cash contribution in respect of its equity constituting Eligible Equity Interests (the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Specified Cure Contribution”) the Financial Covenants shall be recalculated giving effect to the following pro forma adjustments in a manner acceptable to the Administrative Agent:

(i) EBITDA shall be increased, solely for the purpose of determining compliance with the Financial Covenants and not for any other purpose under this Agreement, by an amount equal to the Specified Cure Contribution; and

(ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenants, the Borrower shall be deemed to

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

have satisfied the requirements of the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenants that had occurred shall be deemed cured for purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (i) the Cure Right may not be exercised more than two (2) times in any period of four (4) consecutive fiscal quarters of Holdings and may not be exercised in any two (2) consecutive fiscal quarters, (ii) the Cure Right shall be exercised no more than five (5) times over the term of this Agreement, (iii) the Specified Cure Contribution shall be no greater than the amount required for purposes of complying with the Financial Covenants, (iv) any Specified Cure Contribution shall be used as a prepayment of the Loans under Section 2.11(a), (v) after the occurrence of an Event of Default resulting from a failure to comply with the requirements of any Financial Covenant, if Holdings or the Borrower have given the Administrative Agent notice that Holdings or the Borrower intend to cure such failure with the proceeds of a Specified Cure Contribution, neither the Lenders nor the Administrative Agent shall exercise any rights or remedies under Section 7.01 (or under any other Loan Document) available during the continuance of any Default or Event of Default on the basis of any actual or purported failure to comply with any Financial Covenant until such failure is not cured on or prior to the Cure Expiration Date, and (vi) if a failure to comply with any Financial Covenant has occurred and is continuing, no Lender or Issuing Bank shall be required to make any Revolving Facility Loan or Swingline Loan or issue, amend (other than any amendment that does not increase the stated amount of such Letter of Credit) or extend any Letter of Credit unless and until the Specified Cure Contribution is actually received.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action.

(a) Each Lender and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents, and each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Agreement governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Without limiting the foregoing, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, the Issuing Bank or any other holder of Secured Obligations other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender and each Issuing Bank agrees (and each other Secured Party will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed) that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender, any Issuing Bank or any other Secured Party for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) Neither the Arranger nor the Documentation Agent shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but each such Person shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.05) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, the Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.05). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.

(g) The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of Holdings, the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (A) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (B) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.05 unless and until written notice thereof stating that it is a “notice under Section 5.05” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (F) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, cost or expense suffered by Holdings, the Borrower, any Subsidiary, any Lender or the Issuing Bank as a result of, any determination of the Revolving Facility Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or the Issuing Bank.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Holdings or the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or the Issuing Bank and shall not be responsible to any Lender or the Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications.

(a) Holdings and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank, Holdings and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank, Holdings and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender and the Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and the Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or the Issuing Bank’s (as

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Issuing Bank, Holdings and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders”, “Majority Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, the Issuing Bank or as one of the Required Lenders or Majority Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, Holdings, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank.

SECTION 8.05. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Bank and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section 8.05, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 8.05 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.05, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06. Acknowledgements of Lenders and Issuing Bank.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of its business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Holdings, the Borrower, any Subsidiary or any Affiliate of any of the foregoing) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Acceptance or any other Loan Document

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c) (i) Each Lender and Issuing Bank hereby agrees that (A) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (B) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (A) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (B) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each of Holdings and the Borrower hereby agrees, on behalf of itself and each other Loan Party, that (A) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (B) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Holdings, the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from Holdings, the Borrower or any other Loan Party for the purpose of making such erroneous Payment.

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(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.06 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity as such, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b) In furtherance of the foregoing and not in limitation thereof, no Banking Services Agreement or Swap Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Banking Services Agreement or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(f), 6.02(g), 6.02(h), 6.02(i) and 6.02(k). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the U.S. Bankruptcy Code, including under Sections 363, 1123 or 1129 of the U.S. Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.08 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Certain ERISA Matters.

(a) Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Holdings, the Borrower or any other Loan Party, that at least one of the following is and will be true:

(A) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(B) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving

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insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(C) (w) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (x) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (y) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (z) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(D) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (A) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (D) in the immediately preceding clause (a), such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Holdings, the Borrower or any other Loan Party, that none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.10. Flood Laws. JPMorgan has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMorgan, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMorgan reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or fax, as follows:

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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(i) if to Holdings or the Borrower, to the Borrower:

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

Attention: Mark Frost

Phone No:

Email:

With copy(s) to:

c/o CORE Industrial Partners, LLC

150 N. Riverside Plaza, Suite 2050

Chicago, Illinois 60606

Attention: John May; Matthew Puglisi

Phone No:

Email:

and

Winston & Strawn LLP

200 Park Avenue

New York, NY, 10166

Attention: Kyle G. Foley; Matt Bergmann

Phone No: 2

Email:

(ii) if to the Administrative Agent or the Swingline Lender:

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing
Email:

Agency Withholding Tax Inquiries:
Email:

Agency Compliance/Financials/Intralinks:
Email:

(iii) if to the Issuing Bank:

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: LC Agency Team
Phone No:
Fax:
Email: chicago.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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With a copy to:

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing
Email:

(iv) if to the Collateral Agent:

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: LC Agency Team
Phone No:
Email:

(v) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to Holdings, the Borrower, any other Loan Party, the Lenders or the Issuing Bank hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, Holdings or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address, fax number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the other Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03. Integration; Binding Effect. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed and delivered by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) except as provided under Section 6.16(d), neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after the Borrower has received written notice thereof); provided that no consent of the Borrower shall be required for an

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent;

(C) the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan Commitment or a Term Loan to a Lender, an Affiliate of Lender or an Approved Fund.

(D) and the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan Commitment or a Term Loan to a Lender, an Affiliate of Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of the applicable Class or contemporaneous assignments to related Approved Funds that equal at least U.S.$1,000,000 in the aggregate, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S.$5,000,000, in the case of assignments under the Revolving Facility and U.S.$1,000,000, in the case of assignments under the Term Loan Facility unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Facility;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Acceptance or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, together with a processing and recordation fee of U.S.$3,500; provided that no such recordation fee shall be due in connection with an assignment to an existing Lender or Affiliate of a Lender or an Approved Fund of such Lender or an assignment by the Administrative Agent and provided further that only one such fee shall be payable in connection with contemporaneous assignments to related Approved Funds; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” shall mean any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” shall mean (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) Holdings, the Borrower, any of the Subsidiaries or any Affiliates of any of the foregoing, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, or (e) a Disqualified Lender, unless in the case of this clause (e), the Borrower otherwise consents in writing in its sole and absolute discretion, in which case the applicable Person will not be considered a Disqualified Lender or an Ineligible Institution for the purpose of the applicable assignment or participation.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on the Approved Electronic Platform) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on the Approved Electronic Platform) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Holdings, the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.05(e), 2.06(b), 2.18(d) or 9.05(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Acceptance, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 9.04 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Acceptance is otherwise duly completed and in proper form (it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Acceptance, any such duty and obligation being solely with the assigning Lender and the assignee), and each assignee, by its execution and delivery of an Assignment and Acceptance, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is not an Ineligible Institution.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.08(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section 9.04; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Disqualified Lenders.

(i) No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Lenders” referred to in, the definition of “Disqualified Lender”), (A) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (B) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (A) the principal amount thereof and (B) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by Holdings, the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Lender does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the U.S. Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v) The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (A) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (B) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Lender.

SECTION 9.05. Expenses; Indemnity; Limitation of Liability, Etc.

(a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates (which, in the case of counsel, shall be limited to the reasonable fees, charges and disbursements of one primary outside counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent and the Arranger) in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent and the Arranger in connection with any syndication of the Commitments or the Loans or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender (which, in the case of counsel, shall be limited to the reasonable fees, charges and disbursements of one primary outside counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent and one outside counsel, and one local counsel in each applicable jurisdiction, for the Lenders taken as a group (unless there is an actual or perceived conflict of interest in which case each such other Lender may retain its own counsel)) in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel.

(b) To the extent permitted by applicable law (i) each of Holdings and the Borrower, on behalf of itself and the other Loan Parties, agrees that it and the other Loan Parties shall not assert, and each of Holdings and the Borrower, on behalf of itself and the other Loan Parties, hereby waives, any claim against the Administrative Agent, the Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such Liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person or its Related Parties, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 9.05(b) shall relieve the Borrower or any Loan Party of any obligation it may have (A) under Section 9.05(a) or any other expense reimbursement obligations set forth herein or in any other Loan Document or (B) to indemnify an Indemnitee, as provided in Section 9.05(c) or any other indemnification provision set forth herein or in any other Loan Document, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) The Borrower agrees to indemnify the Administrative Agent, the Arranger, the Issuing Bank, each Lender and each of their respective Related Parties (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all Liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, or any syndication of the Commitments or the Loans, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any actual or prospective Proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by Holdings, the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

from, any and all Liabilities and related expenses, including reasonable and documented counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to Holdings, the Borrower or any of the Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials, regardless of when occurring, at, under, on or from any Property, any property owned, leased or operated by any predecessor of Holdings, the Borrower or any of the Subsidiaries, or any property at which Holdings, the Borrower or any of the Subsidiaries has sent Hazardous Materials for treatment, storage or disposal, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Arranger, the Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(d) Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) and (c) of this Section 9.05 to the Administrative Agent (or any sub-agent thereof) and to each Related Party of any of the foregoing Persons, and each Revolving Facility Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) and (c) of this Section 9.05 to any Issuing Bank and the Swingline Lender, and to each Related Party of any of the foregoing Persons (the Administrative Agent, any sub-agent thereof, each Issuing Bank, the Swingline Lender and each of such Related Parties, each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section 9.05 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each applicable Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a court of competent jurisdiction by a final and nonappealable decision to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section 9.05(d) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) All amounts due under this Section 9.05 shall be payable not later than fifteen (15) days after written demand therefor.

(f) This Section 9.05 shall not apply to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

SECTION 9.06. Right of Set-off. Subject to Section 9.21, if an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other indebtedness at any time owing by such Lender or the Issuing Bank to or for the credit or the account of any Loan Party or any other Domestic Subsidiary, against any and all Secured Obligations, now or hereafter existing under this Agreement or any other Loan Document held by such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.06. The rights of each Lender and the Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or the Issuing Bank may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or as provided in Section 2.14(b), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent, as applicable, and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby; provided that (1) neither (A) any amendment to the Financial Covenant definitions in this Agreement (or defined terms used in the Financial Covenants in this Agreement) or (B) any amendment entered into pursuant to the terms of Section 2.14(b) shall, in either case of the foregoing clauses (A) and (B) constitute a reduction in the rate of interest for purposes of this clause (i) and (2) waiver of the imposition of the default rate of

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

interest shall only require the consent of the Required Lenders and not each Lender directly affected thereby,

(ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii) extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend or modify the provisions of Section 2.08(c), the second sentence of Section 2.11(a), Section 2.11(e) or Section 2.18(b) or (c) in a manner that would by its terms alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders”, “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Effective Date),

(vi) (x) release all or substantially all the Collateral, or (y) release any material Loan Party from its Guarantee under a Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender,

(vii) amend or modify the payment waterfall provisions of Section 2.23(b) without the prior written consent of each Lender, or

(viii) waive or modify any condition precedent set forth in Section 4.02 with respect to Borrowings of Revolving Facility Loans or any issuance, amendment or extension of a Letter of Credit being made in accordance with such Section 4.02 without the consent of the Majority Lenders of the Revolving Facility;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender acting as such at the effective date of such agreement, as applicable (it being understood that any change to Section 2.23 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this clause (b) and then only

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

in the event such Defaulting Lender shall be adversely affected by such amendment, waiver or other modification. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c) Without the consent of any Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrower (a) to add one or more additional credit facilities (in addition to Incremental Term Loans as provided in Section 2.20) to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to (i) integrate any Incremental Term Loans or New Revolving Facility Commitments on substantially the same basis as the Term Loans or Revolving Facility Loans, as applicable and (ii) cure any ambiguity, omission, mistake, defect or inconsistency, to the extent such cure could not reasonably be expected to have a material adverse effect on the Lenders.

(f) Notwithstanding anything herein to the contrary, (i) no Real Property will be taken as Collateral unless prior thereto each Lender shall have completed its flood insurance due diligence and flood insurance compliance requirements, (ii) any Mortgage shall have covenants and representations reasonably satisfactory to all Lenders with respect to flood insurance and related requirements, and (iii) any increase, extension or renewal of the credit facilities under this Agreement shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to all Lenders.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or the Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or the Issuing Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or the Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6027980]]" "" [[6027980]]

Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 9.03.

(b) Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, each of the Issuing Banks and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Holdings, the Borrower or any other Loan Party without

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further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent, any Issuing Bank or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of Holdings and the Borrower, on behalf of itself and each other Loan Party, hereby (x) agrees that for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Issuing Banks, the Lenders, Holdings, the Borrower and the other Loan Parties, Electronic Signatures transmitted by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (y) agrees that the Administrative Agent, each of the Issuing Banks and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Issuing Bank’s or Lender’s reliance on or use of Electronic Signatures and/or transmissions by fac, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of Holdings, the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b),

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (a) of this Section 9.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

SECTION 9.16. Confidentiality. Each of the Lenders, the Issuing Bank and the Administrative Agent agrees that it shall maintain in confidence any Information (as defined below) relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than Information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, the Issuing Bank or the Administrative Agent without violating this Section 9.16 or (c) was available to such Lender, the Issuing Bank or the Administrative Agent from a third party having, to such Person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall be subject to a professional or other obligation of confidentiality or shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (C) to its Related Parties, auditors or other representatives (so long as each such Person shall be subject to a professional or other obligation of confidentiality or shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any assignee of or Participant in, or any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16) (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (E)), (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s Related Parties (so long as such contractual counterparty or Related Party to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) on a confidential basis to (i) any rating agency in connection with rating Holdings, the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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Borrower or any of the Subsidiaries or the credit facility provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder or (H) with the prior written consent of the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and Information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. “Information” shall mean all information received from Holdings or the Borrower relating to Holdings, the Borrower or any of the Subsidiaries or its or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY HOLDINGS, THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.17. Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party or any of its other assets (other than the Equity Interests of the Borrower) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, the Administrative Agent shall, in each case, promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party that is not the Borrower in a transaction permitted by Section 6.05 and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, terminate such Subsidiary Loan Party’s obligations under its Guarantee. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of the Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, assigned,

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transferred or disposed of. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such assets that is permitted by Section 6.02(i) or (ii) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such Lien on such assets permitted by Section 6.02(i) requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets.

SECTION 9.18. U.S. Patriot Act and Beneficial Ownership Regulation Notice. Each Lender that is subject to the requirements of the U.S. Patriot Act and/or the requirements of the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the U.S. Patriot Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the U.S. Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.19. [Reserved].

SECTION 9.20. Termination or Release. The Security Documents, the guarantees made therein, the Security Interest (as defined therein) and all other security interests granted thereby shall terminate, and a Loan Party shall automatically be released from its obligations thereunder and the security interests in the Collateral granted by any Loan Party shall be automatically released, in each case in accordance with Section 7.14 of the Collateral Agreement.

SECTION 9.21. Pledge and Guarantee Restrictions. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language):

(a) (i) no more than 65% (or, if requested by the Administrative Agent, such greater percentage that could not reasonably be expected to result in any material adverse tax consequences as reasonably determined by the Borrower) of the issued and outstanding Equity Interests of any first-tier (x) Foreign Subsidiary or (y) Domestic Subsidiary substantially all of whose assets consist of Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries or other such Domestic Subsidiaries (a “FSHCO”) shall be pledged or similarly hypothecated to guarantee, secure or support any Secured Obligation of any Loan Party; provided, however, that a pledge or hypothecation of more than 65% of the issued and outstanding Equity Interests of any such Foreign Subsidiary or FSHCO shall be required if (1) requested by the Administrative Agent and (2) the Borrower reasonably determines that such greater percentage could not reasonably be expected to result in any material adverse tax consequences;

(ii) no issued and outstanding Equity Interests of any Subsidiary of a Foreign Subsidiary or FSHCO shall be pledged or similarly hypothecated to guarantee, secure or support any Secured Obligation of any Loan Party;

(iii) no Foreign Subsidiary or FSHCO shall guarantee or support any Secured Obligation of any Loan Party;

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(iv) no security or similar interest shall be granted in the assets of any Foreign Subsidiary or any FSHCO (including indirectly by way of an offset or otherwise) which security or similar interests guarantees or supports any Secured Obligation of any Loan Party; and

(b) no Foreign Subsidiary shall guarantee or support any Secured Obligation of any Loan Party if such guarantee or support would contravene the Agreed Security Principles.

The parties hereto agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 9.21 shall be void ab initio.

SECTION 9.22. No Fiduciary Duty.

(a) Each of Holdings and the Borrower acknowledges and agrees, and acknowledges the Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to Holdings and the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, Holdings, the Borrower or any other Person. Each of Holdings and the Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each of Holdings and the Borrower acknowledges and agrees that no Credit Party is advising Holdings or the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each of Holdings and the Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to Holdings or the Borrower with respect thereto.

(b) Each of Holdings and the Borrower further acknowledges and agrees, and acknowledges the Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, Holdings, the Borrower, the Subsidiaries and other companies with which Holdings, the Borrower or any of the Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, each of Holdings and the Borrower acknowledges and agrees, and acknowledges the Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which Holdings, the Borrower or any of the Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from Holdings or the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with Holdings or the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each of Holdings and the Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to Holdings, the Borrower or any of the Subsidiaries, confidential information obtained from other companies.

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SECTION 9.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.24. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

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in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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